THIS IS A PRELIMINARY PROSPECTUS RELATING TO THESE SECURITIES, A COPY OF WHICH HAS BEEN FILED WITH THE SECURITIES COMMISSION IN EACH OF THE PROVINCES OF ALBERTA, BRITISH COLUMBIA AND ONTARIO BUT WHICH HAS NOT YET BECOME FINAL FOR THE PURPOSE OF A DISTRIBUTION OR A DISTRIBUTION TO THE PUBLIC. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD TO, NOR MAY OFFERS TO BUY BE ACCEPTED FROM, RESIDENTS OF SUCH JURISDICTIONS
PRIOR TO THE TIME A RECEIPT FOR THE FINAL PROSPECTUS IS OBTAINED FROM THE APPROPRIATE SECURITIES COMMISSION.

                   PRELIMINARY PROSPECTUS DATED JULY 27, 2000.

This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities. No securities commission or similar authority in Canada has in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence. The securities offered hereby have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Accordingly, such securities may not be offered or sold in the United States or to a U.S. person absent an exemption from such registration and this prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of such securities within the United States. See "Details of the Offering".

New Issue
                          BROCKER TECHNOLOGY GROUP LTD.
     4,266,000 Common Shares Issuable upon the Exercise of Special Warrants and Finders' Warrants, 1,800,000 Half Warrants and 228,400 Agent's Options

     Brocker Technology Group Ltd. ("Brocker" or the "Corporation") is hereby qualifying for distribution 4,680,000 Common Shares and 1,800,000 Half Warrants ("Half Warrants") issuable upon the exercise of 3,600,000 outstanding special warrants ("Special Warrants"). The Special Warrants were previously issued in two private placements: The first private placement occurred on December 15, 1999 and consisted of the issuance of 1,800,000 Special Warrants (the "First Special Warrants") at a price of $2.70 per First Special Warrant which entitled the holder thereof to acquire one Common Share and one Half Warrant, at no additional cost, at any time until 4:00 p.m. (Edmonton time) (the "First Expiry Time") on the earlier of: (i) five days after the date the Corporation receives a receipt from the Alberta Securities Commission for the filing of this prospectus; and (ii) December 15, 2000. Two Half Warrants entitle the holder thereof to purchase one additional Common Share at a price of $3.15 per Common Share on or before June 15, 2001. The First Special Warrants will be deemed to have been exercised at the First Expiry Time see "Details of the Offering". The second private placement of Special Warrants occurred on January 21, 2000 and consisted of the issuance of 1,800,000 Special Warrants (the "Second Special Warrants") at a price of $6.25 per Second Special Warrant, pursuant to a special warrant indenture dated January 21, 2000 (the "Special Warrant Indenture") between the Corporation and Montreal Trust Company of Canada (the "Trustee"). See "Details of the Offering". Each Second Special Warrant entitles the holder thereof to acquire 1.1 Common Shares, at no additional cost, at any time until 4:00 p.m. (Edmonton time) (the "Second Expiry Time") on the earlier of: (i) the fifth day following the date upon which a receipt for the final prospectus is issued by the securities commission in each of the provinces of Alberta, British Columbia and Ontario (the "Filing Provinces"); and (ii) January 21, 2001, subject to adjustment in certain events. Any Second Special Warrants not exercised prior to the Second Expiry Time shall be deemed to have been exercised immediately prior to the Second Expiry Time without any further action on the part of the holder. This prospectus also qualifies for distribution the 486,000 Common Shares of the Corporation issuable pursuant to the exercise of the 486,000 Warrants (the "Finders' Warrants") issued in connection with the offering of the First Special Warrants and the 228,400 Options (the "Agents' Options"), issuable pursuant to the exercise of the Agent's Special Option and Undertakings, in connection with the offering of the Second Special Warrants. If all of the Special Warrants, Half Warrants, Finders' Warrants and Agent's Options were exercised in full, the Corporation would be required to issue a total of 5,394,000 Common Shares

-----------------------------------------------------------------------------------------------------
                                              Price to Public   Agent's/Finder's Fee    Net Proceeds
                                                                      (1)(2)(3)         to Brocker(4)
-----------------------------------------------------------------------------------------------------
Per First Special Warrant                          $2.70                $0.19               $2.51
-----------------------------------------------------------------------------------------------------
Total Offering of First Special Warrants        $4,860,000            $340,200           $4,519,800
-----------------------------------------------------------------------------------------------------
Per Second Special Warrant                         $6.25               $0.4375             $5.8125
-----------------------------------------------------------------------------------------------------
Total Offering of Second Special Warrants       $11,250,000           $784,350           $10,465,650
-----------------------------------------------------------------------------------------------------

Notes:

(1) In addition to the fee paid in connection with the offering of the First Special Warrants, the Corporation also granted Finders' Warrants to acquire 486,000 Common Shares at a price of $3.15 per share on or before June 15, 2001. This Prospectus also qualifies the distribution of the 486,000 Common Shares issuable upon the exercise of the Finders' Warrants.

(2) In the offering of the Second Special Warrants, the Agent and the Sub-Agents were paid aggregate fees equal to $784,350, being 7% of the gross proceeds raised by the sale by the Agent and Sub-Agents of the Second Special Warrants. The Agent was also reimbursed its legal fees and expenses.

(3) In addition to the Agent's and Sub-Agents, fee, the Corporation has also granted to the Agent an option entitling the Agent to acquire a further option exercisable to acquire in the aggregate 200,000 Common Shares of the Corporation at a price of $6.25 per Common Share until January 21, 2002, and granted to the Sub-Agents Undertakings to grant an option to the Sub-Agents to acquire an aggregate of 28,400 Common Shares at a price of $6.25 per share until January 21, 2002. This prospectus also qualifies the distribution of the Agents' Options to be granted upon exercise of the Agent's Special Option and the Undertakings. See "Details of Offering".

(4) Before deducting expenses of the issue estimated to be $550,000 , which will be paid from the general funds of the Corporation.

     The Special Warrants were sold to investors pursuant to prospectus exemptions under applicable securities legislation. The sale of the First Special Warrants was completed through various finders and the sale of the Second Special Warrants was completed through the Agent and Sub-Agents. No commission or fee will be payable to the Agent or the Sub-Agents by the Corporation in connection with the distribution of the Common Shares upon the exercise of Special Warrants. See "Details of the Offering". The issue price of $2.70 per First Special Warrant was determined by the Corporation based upon the prevailing market price, and the issue price of $6.25 per Second Special Warrant was determined by negotiation between the Corporation and the Agent, respectively, based upon the prevailing market price.

     There is no market through which the Special Warrants may be sold. The currently outstanding Common Shares are listed on the Toronto Stock Exchange under the symbol "BKI". On November 23, 1999 and December 7, 1999, the respective dates prior to the dates on which the issues of the First Special Warrants and Second Special Warrants were applied for, the closing price of the Common Shares on the Toronto Stock Exchange (as reported by such exchange) was $2.99 and $6.25, respectively. See "Price Range and Trading Volume of Common Shares".

     An investment in the Common Shares should be considered speculative due to a number of risk factors. See "Risk Factors". The effective offering price of $2.70 per Common Share for the First Special Warrants, and $6.25 per Common Share for the Second Special Warrants exceeds the net tangible book value per Common Share as at December 31, 1999, after giving effect to the issue of Common Shares upon exercise of the Special Warrants and Warrants under this offering, by $2.11 per Common Share or 78% and $5.33 per Common Share or 85%, respectively. See "Dilution".

     Certificates for the Common Shares will be available for delivery upon the exercise of the Special Warrants. Certain legal matters relating to the offering of the Special Warrants and the Common Shares and Warrants issuable upon exercise thereof have been passed upon on behalf of the Corporation by Chamberlain Hutchinson, Edmonton, Alberta and on behalf of the Agent by Stikeman Elliott, Toronto, Ontario.

     All dollar amounts are in Canadian dollars unless otherwise indicated.

     In the opinion of Chamberlain Hutchinson, counsel to the Corporation, the Common Shares, will, when listed on a prescribed stock exchange, be qualified investments for a trust governed by a registered retirement savings plan, a registered retirement income fund or a deferred profit sharing plan under the Income Tax Act (Canada) and the regulations thereunder.

                                TABLE OF CONTENTS

TABLE OF CONTENTS                                                              3
SUMMARY                                                                        5
SELECTED CONSOLIDATED FINANCIAL INFORMATION                                    7
GLOSSARY                                                                       8
THE CORPORATION                                                               11
BUSINESS OF THE CORPORATION                                                   11
  Industry Overview                                                           11
  Business of the Corporation                                                 12
  Business Divisions                                                          12
  History                                                                     12
  Additional Information Concerning Business Divisions                        12
  Vendor Services                                                             13
  Professional Services                                                       14
  Application Development                                                     15
  Application Hosting and Related Products
  Sales and Customers                                                         17
  Research and Development                                                    17
  Intellectual Property                                                       18
  Employees                                                                   18
CERTAIN INFORMATION CONCERNING ACQUISITIONS                                   18
DESCRIPTION OF PROPERTIES                                                     19
MANAGEMENT'S DISCUSSION OF OPERATING RESULTS                                  19
  Overview                                                                    20
  Comparison of Year Ended March 31, 2000 to the Year Ended March 31 1999     20
  Comparison of Year Ended March 31, 1999, to Year Ended March 31, 1998       24
  Comparison of Year Ended March 31, 1998 to Year Ended March 31, 1997        26
  Comparison of Year Ended March 31, 1997 to Year Ended March 31, 1996        28
  Selected Results of Operations                                              28
DETAILS OF THE OFFERING                                                       29
USE OF PROCEEDS                                                               30
DESCRIPTION OF SHARE CAPITAL                                                  31
CAPITALIZATION                                                                32
DIRECTORS AND OFFICERS                                                        33
EXECUTIVE COMPENSATION                                                        35
STOCK OPTIONS                                                                 37
INDEBTEDNESS OF DIRECTORS AND OFFICERS                                        38
PRINCIPAL SHAREHOLDERS                                                        39
ESCROWED SHARES                                                               39
PROMOTERS                                                                     40
LEGAL PROCEEDINGS                                                             40
DIVIDEND RECORD AND POLICY                                                    41
PRIOR SALES                                                                   41
PRICE RANGE AND TRADING VOLUME OF COMMON SHARES                               42
RISK FACTORS                                                                  42
DILUTION                                                                      47
INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS                   47
MATERIAL CONTRACTS                                                            47
AUDITORS, TRANSFER AGENT AND REGISTRAR                                        48
PURCHASERS' STATUTORY RIGHTS                                                  48

CONTRACTUAL RIGHT OF ACTION FOR RESCISSION                                    48
FINANCIAL STATEMENTS                                                          49
CERTIFICATE OF THE CORPORATION                                                84
CERTIFICATE OF THE AGENT                                                      85

                                     SUMMARY

     The following summary information must be read in conjunction with the detailed information appearing elsewhere in this prospectus. Reference should be made to the Glossary that follows this Summary for the definitions of certain terms with initial capital letters used in this prospectus and in the Summary.


                                 THE CORPORATION

     Since its incorporation, the Corporation has been in the business of acquiring and managing companies in the IT & T industry. The principal revenue producing activities of the Corporation are the provision of vendor services for the suppliers of computer software, hardware and telecommunications solutions in Australia and New Zealand. The Corporation's business is structured as four business divisions: Vendor Services, Application Hosting, Application Development and Professional Services. The Corporation actively manages the individual business divisions within these business divisions through its wholly-owned subsidiary, Brocker Technology Group (NZ) Limited. The business divisions are focused on delivering solutions to their respective customers while utilizing the centralized business infrastructure for distribution and logistics, finance, human resource and marketing functions.


                                  THE OFFERING

Issue: 4,266,000 Common Shares issuable upon the exercise of the Special Warrants, and the Finders' Warrants, and 1,800,000 Half Warrants and 228,400 Agent's Options.

Special Warrants:             A total of 1,800,000  First Special  Warrants have
                              been  issued  pursuant  to  prospectus  exemptions
                              under applicable securities legislation at a price
                              of  $2.70  per  First  Special  Warrant,   for  an
                              aggregate   consideration   of   $4,860,000.   See
                              "Details  of the  Offering".  Since  the  date  of
                              issue,   no  First  Special   Warrants  have  been
                              exercised.

                              A total of 1,800,000 Second Special Warrants have been issued pursuant to prospectus exemptions under applicable securities legislation at a price of $6.25 per Second Special Warrant, for an aggregate consideration of $11,250,000. The Second Special Warrants were issued pursuant to the Special Warrant Indenture. See "Details of the Offering". Since the date of issue, no Second Special Warrants have been exercised.

Exercise Details:             Each First Special Warrant  entitles the holder to
                              acquire,  at no additional cost to the holder, one
                              Common  Share  and one  Half  Warrant  at any time
                              until 4:00 p.m.  (Edmonton  Time) on the day which
                              is the  earlier  of:  (i) five days after the date
                              the  Corporation   receives  a  receipt  from  the
                              Alberta Securities Commission for the filing of a prospectus which qualifies the distribution of the Common Shares and Half Warrants issuable on the exercise of the First Special Warrants; and (ii)
                              December 15, 2000. Two Half Warrants will entitle the holder thereof to purchase one additional
                              Common Share at a price of $3.15 per Common Share on or before June 15, 2001. Any First Special
                              Warrants not  exercised  prior to the First Expiry
                              Time shall be deemed to have been exercised immediately prior to the First Expiry Time without any further action on the part of the holder. See
                              "Details of the Offering".

                              Each Second Special Warrant entitles the holder thereof to acquire, at no additional cost to the holder, 1.1 Common Shares at any time until 4:00 p.m. (Edmonton time) on the earlier of: (i) the fifth day following the date upon which a receipt for this prospectus is issued by the securities commission in each of the Filing Provinces; and
                              (ii) January 21, 2001. Any Second Special Warrants not exercised prior to the Second Expiry Time shall be deemed to have been exercised immediately prior to the Second Expiry Time without any further action on the part of the holder. See "Details of the Offering".

Use  of   Proceeds:           The net proceeds to the Corporation  from the sale
                              of the First Special  Warrants were  approximately
                              $4,499,800  after  deducting fees in the amount of
                              $340,200  paid by the  Corporation  to finders and
                              offering  expenses   estimated  at  $20,000.   The
                              Corporation intends to use the net proceeds for working capital and general corporate purposes.
                              See "Use of Proceeds".

                              The net proceeds to the Corporation from the sale of Second Special Warrants were approximately $9,915,650 after deducting fees in the amount of $784,350 paid by the Corporation to the Agent and Sub-Agents and offering expenses estimated at $550,000. The Corporation intends to use the net proceeds for working capital, general corporate purposes and strategic acquisitions. See "Use of Proceeds".

Risk Factors:                 An  investment  in the  Common  Shares  should  be
                              considered  speculative  due to a  number  of risk
                              factors including:  competition in the information
                              technology   and    telecommunication    industry;
                              reliance on a single  customer for the majority of
                              the Corporation's revenues;  currency and exchange
                              rates,  rapidly  changing  technology and evolving
                              industry  standards;   dependence  on  proprietary
                              technology  and risk of  third  party  claims  for
                              infringement;  management of growth; dependence on
                              key  personnel;  the  need for  future  financing;
                              potential fluctuations in quarterly results; risks
                              related   to    acquisitions;    dependence   upon
                              international sales; and concentration of share ownership. See "Risk Factors".

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of selected financial information of the Corporation for the periods indicated.

------------------------------------------------------------------------------------------------------------------------------------
                                                                            Years Ended March 31,
                                                                                  (audited)
                                              -------------------------------------------------------------------------------------
                                                2000             1999           1998           1997          1996            1995
                                              -------------------------------------------------------------------------------------
                                                               (in thousands of dollars, except per share data)
Revenue                                       $ 136,323       $ 133,303      $  70,811      $  50,110      $  22,932      $   3,931
------------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                     17,388          17,691         14,401          9,099          5,489            814
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)                                  (429)            514            797            838            323           (146)
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss) Per Share                       (0.04)            .03            .06            .06            .04           (.02)
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                     61,529          50,743         32,499         19,926         11,725          8,223
------------------------------------------------------------------------------------------------------------------------------------
Long Term Debt                                    1,872           2,284            881            115            111          1,080
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                40,387          44,074         26,657         14,042          7,123          7,382
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity                             21,142           6,669          5,842          5,884          4,602            841
------------------------------------------------------------------------------------------------------------------------------------

     Brocker maintains its books and records in Canadian Dollars while its subsidiaries maintain their books and records in New Zealand or Australian Dollars, as appropriate, which are reconciled to Canadian Dollars, using appropriate exchange rates determined in accordance with generally accepted accounting practices. Except as otherwise specified, all monetary amounts referred to herein are expressed in Canadian Dollars

                                    GLOSSARY

     The following terms used throughout this prospectus have the following meanings:

"1 World' means 1 World Systems Limited (formerly Microchannel Limited);

"Agency Agreement" means the agreement dated January 21, 2000 with respect to the Second Special Warrants made among the Corporation, the Agent and the Trustee, as more particularly described under the heading "Details of the Offering";

"Agent" means Thomson Kernaghan & Co. Limited;

"Agents' Options" means the options to be granted to the Agent and the Sub-Agents pursuant to the Agents' Special Option and the Undertakings to acquire an aggregate of 228,400 Common Shares at a price of $6.25 per share, until January 21, 2002;

"Agent's Special Option" means the option granted to the Agent to acquire Agent's Options to acquire 200,000 Common Shares at a price of $6.25 per share, until January 21, 2002;

"B2B" means business to business;

"Brocker" or the "Corporation" means Brocker Technology Group Ltd.;

"Brocker Australia" means Brocker Investments (Australia) Proprietary Limited;

"Brocker Financial" means Brocker Financial Limited;

"Brocker NZ" means Brocker Technology Group (NZ) Limited;

"Brocker Technology Park" means the land on which the Corporation's head office in New Zealand, is located.;

"Common Share" or "Common Shares" means, respectively, one or more common shares in the capital of Brocker;

"Easy PC" means Easy PC Computer Rental Limited;

"e-commerce" means electronic commerce;

"Filing Provinces" means Alberta, British Columbia and Ontario;

"Finders' Warrants" means the Warrants to acquire 486,000 Common Shares granted to finders in the offering of the First Special Warrants;

"First Expiry Time" means 4:00 p.m. (Edmonton time) on the earlier of: (i) the fifth day following the date upon which the Corporation receives a receipt from the Alberta Securities Commission for the filing of this prospectus; and (ii) December 15, 2000;

"First Special Warrants" means the 1,800,000 Special Warrants of the Corporation issued December 15, 1999, each of which entitle the holder thereof to acquire one Common Share and one Half Warrant, at no additional cost, at any time until the First Expiry Time

"GAAP" means generally accepted accounting principles;

"Half Warrants" means the half warrants to be issued upon the exercise of the First Special Warrants, two of which will entitle the holder to purchase one Common Share at a price of $3.15 per share on or before June 15, 2001;.

"Highway Technology" means Highway Technology Limited;

"ICS" means Industrial Communications Service Limited;

"IT&T" means information technology and telecommunications;

"Offering" means the 4,266,000 Common Shares, 1,800,000 Half Warrants and 228,400 Agent's Options being qualified pursuant to this prospectus and any amendment thereto;

"Pritech" means, collectively, Pritech Corporation Limited and Pritech Australia Properties Limited;

"Qualification Date" means May 20, 2000;

"Rental Finance Liability" means the liability recorded for the potential recourse from defaults by customers under finance agreements for equipment purchases. See note 7 to the Financial Statements;

"Rental Recourse Dealer Deed" means an agreement between the Corporation and an independent finance company pursuant to which the risk of recourse from defaults under individual finance agreements has been transferred to that finance company. See note 7 to the Financial Statements;

"Sealcorp New Zealand" means Sealcorp Computer Products Limited;

"Second Expiry Time" means 4:00 p.m. (Edmonton time) on the earlier of: (i) the fifth day following the date upon which a receipt for this prospectus is issued by the securities commission in each of the Filing Provinces and (ii) January 21, 2001.

"Second Special Warrants" means the 1,800,000 Special Warrants issued January 21, 2000 pursuant to the Special Warrant Indenture and each of which entitles the holder thereof to acquire 1.1 Common Shares, at no additional cost, at any time until the Second Expiry Time;

"Special Warrants" means, collectively, the First Special Warrants and the Second Special Warrants;

"Special Warrant Indenture" means the Special Warrant Indenture dated January 21, 2000 between the Corporation and the Trustee;

"STG" means Sealcorp Telecommunications Group Limited;

"Sub-Agents" means the agents, other than the Agent, involved in the private placement of the Second Special Warrants;

"Tech Support" means Tech Support Limited;

"Telecom" means Telecom New Zealand;

"Trustee" means Montreal Trust Company of Canada;

"Undertakings" means the undertakings by the Corporation to grant options to Sub-Agents to purchase an aggregate of 28,400 Common Shares at a price of $6.25 until January 21, 2002;

"Y2K" means year 2000;

                                 THE CORPORATION

     Brocker was incorporated pursuant to the Business Corporations Act (Alberta) as Brocker Investments Ltd. on November 23, 1993. On March 29, 1996, Brocker amended its articles to create the Series A Preferred Shares. On October 10, 1997 and November 14, 1997 the Corporation further amended its articles to amend some of the rights attaching to the Series A Preferred Shares. On December 3, 1998 the Corporation amended its articles to change its name to Brocker Technology Group Ltd.

     The Corporation's registered and records office is located at 1103 TD Tower, Edmonton Centre, Edmonton, Alberta, T5J 2Z1 and the head office in Canada is located at 2150 Scotia One, 10060 - Jasper Avenue, Edmonton, Alberta, T5J
3R8. The Corporation's head office in New Zealand and principal place of business is located at Brocker Technology Park, 17 Kahika Road, Beachhaven, Auckland, New Zealand.

     The Corporation has 15 wholly-owned operating subsidiaries and has minority interests in two companies. See "Business of the Corporation - Business Divisions". References herein to Brocker or the Corporation include its subsidiaries, as appropriate. The following chart sets out the intercorporate relationships of the Corporation and its subsidiaries.

                                                    -----------------------------
                                                    Brocker Technology Group Ltd.
                                                    -----------------------------
                                                                  |
                                                 ----------------------------------
                                                 Brocker Technology Group (NZ) Ltd.
                                                 ----------------------------------
                                                                  |
                                                                                                                       20%
------------------ --------  --------- ----------- --------  --------------  -----------  ------------   -------  ------------
   Sealcorp        Sealcorp  Brocker   Brocker     Easy      Industrial      Pritech      Powercall      1        Highway
Telecommunications Computer  Financial Investments PC        Communications  Corporation  Technologies   World    Technologies
Group Limited      Products  Limited   (Australia) Computer    Service       Limited       Limited       Systems  Limited
                    Limited            Pty Ltd.    Rentals     Limited                                   Limited
                                                   Limited
------------------ --------  --------- ----------- --------  --------------  -----------  ------------   -------  ------------
                                          |            |                           |           |
                            ---------------            |                           |           |
                            |             |            |                           |           |
                       -----------   ----------    ------------                 -----------    ------------
                       Sealcorp      Imagecraft    Technologis                  Pritech        Powercall
                       (Australia)   Australia     Finance Ltd.                 Corporation    Technologies
                       Pty Ltd.      Pty Ltd.                                   Australia      Australia
                                                                                Pty Ltd.       Pty Ltd.
                       -----------   ----------    ------------                 -----------    ------------

In addition the following companies are 100% owned by Brocker NZ, but they do not have any business activities at present.

         Brocker Properties Limited
         Candia Holdings Limited
         Beachlands Holdings Limited


                           BUSINESS OF THE CORPORATION

Industry Overview

     The products and services of the Corporation are sold to the IT & T industry in Australia and New Zealand. Management of Brocker believes that the IT&T industry is one of the fastest growing industries in Australia and New Zealand. The IT&T industry provides its customers with computer software and hardware solutions in addition to telecommunications solutions. IT&T industry products include computer hardware, such as computer network servers and desktop computers, software, telephone systems, voice mail systems, cellular phone systems and facsimile systems. IT & T industry services include consulting, technical support and project management services related to IT & T products and their implementation.

Business of the Corporation

     The Corporation provides technology-related products and services to the IT&T industry. Its principal business activities include (i) the development and sale of technology products, technology-related services and telecommunications products and services, and (ii) the distribution of technology and telecommunications products developed and manufactured by third parties in New Zealand and Australia. The Corporation is currently developing intellectual property for use in e-commerce applications. Brocker's management believes that changes in the economic and business environments of the Australian and New Zealand markets and the rapid evolution and adoption of the Internet and Internet technologies should enable the Corporation to reduce its reliance on the physical distribution of third party products and increase its development and sale of e-commerce products. The Corporation is investing in hardware, software and training to build the infrastructure that management believes is necessary to accommodate the development and growth of its business.

Business Divisions

     From  the  Corporation's  inception  in  November  1993,  Brocker  has been acquiring and managing businesses in the IT&T industry in New Zealand and Australia. Brocker actively manages the individual businesses within its four business divisions through its wholly-owned subsidiary, Brocker NZ. Brocker has concentrated its business into four business divisions composed of the Application Hosting division, the Application Development division, the Professional Services division and the Vendor Services division. The business divisions utilize Brocker's centralized business infrastructure for distribution and logistics, finance, human resource and marketing functions.

History

     Brocker was incorporated in 1993 and commenced operations in 1994 by acquiring Sealcorp New Zealand, an established computer hardware and software distribution company. The Corporation subsequently expanded its business through acquisitions and internal growth. Brocker has completed a total of eleven acquisitions, including five completed since the beginning of fiscal 1998.

Additional Information Concerning Business Divisions

     The Application Development division is responsible for the sales and marketing of intellectual property products developed by Brocker, with such products available as Supercession, Feedback!, Powerphone, Bloodhound and Movieline. This Division includes the design and development operations of Imagecraft and Powercall, which offers the custom design of modified wireless telecommunication products to meet specific customer requirements, and a limited number of wireless telecommunication products for sale that the Corporation has developed.

     The Professional Services division includes the operations of EasyPC and Pritech. Through this division, Brocker provides computer consulting services to business and government clients in New Zealand and Australia. These services include project management, software development, and software implementation, customization and integration.

     The Application Hosting division is responsible for the sales and marketing of hosting services including such products as Feedback!, Powerphone, Bloodhound, various applications in Lotus Notes to enable tertiary institutions to provide distance learning modules to their clients. At present this division is operated through Tech Support.

     The Vendor Services division includes the operations of Sealcorp New Zealand, STG, 1World, Sealcorp Australia and the services operations of ICS. Through this division, Brocker distributes cellular telephones and other wireless telecommunication products in New Zealand, and computer software, hardware and peripheral products in New Zealand and Australia. Through this division, Brocker also offers value-added services such as technical advice relating to product selection, networking and product compatibility. Through this division, Brocker also offers a full range of repair services for cellular mobile telephones and certain other telecommunication equipment.

The following diagram sets out the subsidiaries whose operations form part of each business division.


                                   -------------------------
                                    BROCKER TECHNOLOGY GROUP
                                              LTD.
                                   -------------------------
                                               |
             ---------------------------------------------------------------------------------
             |                     |                                |                         |
-----------------------           ---------------           -------------------          ---------------------
APPLICATION DEVELOPMENT           VENDOR SERVICES           APPLICATION HOSTING          PROFESSIONAL SERVICES
-----------------------           ---------------           -------------------          ---------------------
|                                  |                                |                         |
|    ----------------------       ---                          ------------                -----------------
|--  Powercall Technologies       STG                          Tech Support                Brocker Financial
|    Limited.
|    ----------------------       ---                          ------------                -----------------
|                                  |                                                          |
|    --------                     -----------                                              -------
|--  ICS                          Sealcorp                                                 Pritech
|    (Design)                     New Zealand
|    --------                     -----------                                              -------
|                                  |                                                          |
|    ------------------------     -------                                                  -------
|--  Imagecraft Australia Pty     1 World                                                  Easy PC
|    Ltd.
|    ------------------------     -------                                                  -------
|                                  |                                                          |
|    ----------------------       --------------------                                     -------------------
|--  Powercall Technologies       Sealcorp (Australia)                                     Pritech Corporation
|    Australia Pty Ltd            Pty Ltd.                                                 Australia
|    ----------------------       --------------------                                     -------------------
|                                  |                                                          |
|    ----------                   ----------                                               -------------------
|--  Highway                      ICS                                                      Technologis Finance
     Technology                   (Services)                                               Limited
     ----------                   ----------                                               -------------------


     Set forth below is additional information concerning the Corporation's four business divisions.

Vendor Services

Telecommunication Products

     Brocker is the largest distributor of wireless telecommunication hardware products in New Zealand. Management believes that its sales account for approximately 65% of Telecom's sales of cellular phones in New Zealand. Telecom is the largest provider of cellular connections in New Zealand, holding a market share in excess of 70% The products that are supplied by Brocker to Telecom include cellular phones, related accessories and radio pagers consisting of a variety of brands, including Ericsson, Motorola, Nokia and Phillips. The principal customers for these products are dealers and retail stores. In fiscal 2000, the Corporation's revenues from the sale of telecommunication products amounted to approximately $61 million and represented approximately 44.5% of total revenues.

     Brocker began distributing wireless telecommunication hardware products in 1997 when Telecom, which at the time was also a distributor of mobile phones, asked the Corporation to take over its distribution function. Brocker entered into a distribution services agreement with Telecom that continues to provide substantially reduced business risks for Brocker. In return for this the Corporation limits its net profit margin percentage relating to the distribution of wireless telecommunications products to a level that is lower than the average margin in the industry. In fiscal 2000, the Corporation's gross profit margin from the sale of wireless telecommunication hardware products was approximately 7.4%.

     A portion of Brocker's sales are made to parties that have submitted their purchase orders to Telecom rather than to the Corporation. In these cases, Telecom transmits the order to Brocker for fulfillment, the Corporation ships the product directly to the customer as agent for Telecom, and Telecom pays the purchase price to Brocker as the buyer. Purchase orders transmitted to Brocker by Telecom amounted to approximately $23.1 million and accounted for approximately 16.9% of the Corporation's total revenues in fiscal 2000.

     Brocker also operates a service center in New Zealand at which it offers a full range of repair services for cellular mobile telephones. The Corporation is at present the only authorized provider of warranty repair services in New Zealand for Ericsson and Nokia cellular mobile telephones pursuant to an agreement provided by the suppliers to the Corporation.

Computer-Based Technology Products

     Brocker distributes computer-based technology products in New Zealand and Australia. The products that are offered include: (i) business software; (ii) hardware devices such as desktop personal computers, notebook computers, network servers, and workstations; and (iii) computer peripherals such as monitors, printers and scanners. The Corporation offers value-added services, such as technical advice relating to product selection, installation, networking and product compatibility. In fiscal 2000, revenue from the sale of computer-based technology products and related value-added services amounted to approximately $65.7 million and represented approximately 48.2% of total revenue.

     Brocker obtains its computer-based technology products from some of the world's leading software publishers and computer product manufacturers. Its suppliers include: Accpacc International Ltd., Acer Computer NZ Limited, Autodesk Australia Pty Ltd. Company Computer NZ Ltd., Dantz Development Corporation, Digi International, Hitachi Data Systems NZ Ltd., Inprise (NZ) Ltd., Intel Semicondutor Ltd., IBM NZ Ltd., Lotus Development NZ Ltd., Network Computing Devices Inc., Novell Inc., Shiva Corporation, SGI NZ Ltd and Symantec Corporation

     Brocker principally distributes computer-based technology products to dealers, systems integrators and retail stores.

Professional Services

     Brocker provides computer consulting services to business and government clients in New Zealand and Australia. Its services include project management, software development, and software implementation, customization, and integration.

     The Corporation has developed specialized expertise in a number of areas, including (i) the management of large projects for government agencies and large corporations; (ii) implementing, customizing and configuring solutions based on Lotus Notes, a software program developed by Lotus Development Corporation,
(iii) enabling B2B e-commerce, from business planning through the delivery and implementation of comprehensive e-commerce systems, (iv) the design, development and ongoing management and hosting of internet site development for large corporations and government departments, (v) consulting services to technology companies, including an internet portal business selling, marketing and delivering technology advice in New Zealand and Australia, and object orientated software development companies in New Zealand, (vi) outsourcing of the management of computer networks and software applications to large corporations.

     The Corporation has generally leveraged the development of software applications for large corporations and government departments by retaining the intellectual property associated with software applications, to allow the ability to market, sell and implement selected software applications to new customers.

     Brocker obtains technology products from some of the worlds leading software and hardware producers. Its suppliers include IBM (NZ) Ltd., Lotus Development NZ Ltd., Microsoft (NZ) Ltd., Inprise Corporations (Australia) Pty Ltd., ABT Corporation Ltd., and GWI Corporation Ltd..

     Brocker currently has approximately 35 consultants on staff. In fiscal 2000, revenues from computer consulting services amounted to approximately $5.5 million and represented approximately 4.0% of total revenues.

Application Development

     Brocker develops and markets proprietary software applications. Management's principal focus at present is on applications that facilitate business to business, or B2B e-commerce and business-related communications. The Corporation recently released its first B2B e-commerce product, which is named "Supercession". Supercession is a software application that enables a user to build an Internet site that can support a wide variety of B2B e-commerce transactions and functions. These include (i) selling products and processing payment transactions, (ii) creating and maintaining an online catalogue, and
(iii) allowing customers to access a wide range of information such as data relating to products, inventory, shipping, and account status. The current version of Supercession is designed to integrate with certain finance and distribution management software, commonly referred to as enterprise resource planning or ERP software, that is sold by PeopleSoft, Inc. Supercession can also be customized to integrate with other ERP software. In addition to this product, Brocker, through its Australian operations, is developing a similar product to integrate with both client and host systems; development of this product is still in its infancy. Management is seeking to commercialize the Corporation's products by either marketing the products or marketing services based on the products. In fiscal 2000, revenues from the sale of proprietary software applications and related services amounted to approximately $1.4 million and represented approximately 1.0% of total revenues.

Set  forth  below  is  certain   information   concerning   Brocker's  principal
proprietary software applications and related services.

     The Internet Enterprise Suite

     Brocker is developing the Internet Enterprise Suite ("IE Suite"), an Internet-based suite of products designed to meet the needs of medium to large sized corporations. The IE Suite centralizes functions of sales and marketing and supports electronic transactions between the user and its customers while storing customers' profiles and product preferences into a secure database. The IE Suite will allow sales and marketing professionals to remotely access sales and marketing information, including inventory data, account information and product orders. Management of Brocker anticipates that the IE Suite will encompass some e-commerce software products and applications that have been developed by its various business divisions.

     Supercession

     The Corporation recently released "Supercession", its first B2B e-commerce product, which is targeted at businesses that desire to enter or enhance their existing capabilities within the e-commerce market by integrating their management system with the Internet. Supercession is a software application that provides a company with an Internet site that can support a wide variety of B2B e-commerce transactions and functions interacting with the company's ERP system. These transactions include: (i) selling products and processing payment transactions, (ii) creating and maintaining an online catalogue, and (iii) allowing customers to access a wide range of information such as data relating to products, inventory, shipping, and account status.

     The current version of Supercession is designed to interact with certain finance and distribution management software, commonly referred to as enterprise resource planning or ERP software, that is sold by PeopleSoft, Inc. and is used by various businesses around the world. This means that data can be transferred between Supercession and PeopleSoft's software in an interactive environment across the Internet. Brocker can also customize Supercession to integrate with other ERP software.

     The Corporation commenced marketing Supercession in November of 1999 and has not yet made any sales of this product to third parties, but the system is in use by two of Brocker's subsidiaries, STG and Sealcorp New Zealand

     Feedback!

     Feedback! is an Internet software program that allows employees to obtain feedback concerning their performance from multiple sources such as supervisors, co-workers, and customers. Feedback!: (i) allows an employee to select a group of people from whom feedback is desired, (ii) contacts these people by e-mail and asks each to complete an electronic questionnaire and to return it by e-mail, and then (iii) when sufficient questionnaires have been returned, automatically collates the results and e-mails them to the employee for review. Feedback! can also be applied to other uses, such as project management, research and product testing, and workplace assessment. The Corporation commenced marketing Feedback! in October of 1998 and has completed sales to five arms' length parties.

     PowerPhone

     PowerPhone is a software solution sold together with a hardware peripheral that integrates local telephone systems with Microsoft Outlook and a contact management program, to facilitate access to relevant contact information when telephone calls are made or received. For example, when there is an incoming call, PowerPhone automatically displays information concerning the caller's most recent prior contact and permits the recipient to access to additional information regarding the caller. In January of 2000, Brocker commenced marketing this product through Telecom, but terminated that marketing effort because management believed it could better promote PowerPhone through different channels, and Brocker recently launched a new marketing effort in which the product is distributed through telephone systems manufacturers, such as Aria and Ericsson, and via the Internet as a software download.

     Bloodhound

     Bloodhound is a one-number telephone service and unified messaging product that allows a subscriber to be reached at various locations and telephone modalities using a single telephone number. Each Bloodhound subscriber is given a single "Bloodhound" telephone number which, when dialled, is answered by a computer that scans for the subscriber at the subscriber's various telephone locations in accordance with the subscriber's instructions, such as the subscriber's office phone, mobile phone, and home phone. If the subscriber is found, the call is transferred to the subscriber. If the subscriber is not found, or chooses not to take the call, the caller can leave a message. The Bloodhound number can also receive faxes. A subscriber can retrieve messages and faxes via the Internet. Messages that are retrieved via the Internet are in the form of an audio file. At present, there are approximately 250 users of Bloodhound in New Zealand.

     Other Products

     In addition to the above, the Corporation is in the process of developing and introducing to market the following products and services:

     Movie Line is an interactive voice response system that movie theatres will use to enable their customers to buy and pay for tickets over the telephone. Brocker recently entered into a partnership with Vista Entertainment Systems Limited to sell e-commerce solutions in Asia, with Movie Line being the initial product launch.

     Track Master is a product that permits real time, interactive determination of the location, speed and distance travelled of a vehicle carrying the Track Master unit.

     Alarm Dialler is a cellular interface between alarm systems and a call centre for use in the security industry.

     e-Marketer is a product that utilizes Microsoft Outlook, CRM database and Microsoft Exchange to produce e-mail marketing materials using various merge and formatting functions.

Application Hosting and Related Products

     The Corporation offers various technical services and related products as described below. In fiscal 2000, revenues from the sale of these technical services and related products amounted to approximately $2.7 million and represented approximately 2.0% of total revenues.

     Brocker's background in managing its own computer networks and the recent expansion into the implementation and management of networks for others is a natural opportunity for Brocker to develop a hosting network. Such hosting network will be used to provide over the Internet certain software products developed by Brocker as well as by its strategic partners. A hosting network makes software products available at a lower access cost, by charging customers periodic ongoing user fees instead of an up front license fee, making them affordable to a larger potential customer base. A range of subscription plans will be structured by Brocker to attempt to ensure an optimum balance between the level of service and the application pricing strategies. Brocker has the infrastructure for such hosting network in place, but it will require further development, which will be dependent upon customer demand.

     Custom Design of Wireless Telecommunication Products

     The Corporation has an engineering team that specializes in designing and modifying wireless telecommunication products to meet specific customer requirements. Certain of the products that are designed for a particular customer may have a wider application. In these cases, Brocker may seek to commercialize the product. For example, the Corporation is currently marketing a product that enables a conventional two-wire telephone device to operate over a cellular network and a product that enables an alarm system to communicate with a monitoring station over a cellular network.

Sales and Customers

     The Corporation sells its products and services through its sales force and account managers. In addition, in the distribution business, Brocker sells products through its Internet site (www.brockergroup.com).

     Substantially all of Brocker's sales to date have been in New Zealand and Australia. Management is, however, seeking to expand the markets for its proprietary software applications by establishing relationships with dealers and consultants in the United States and Europe.

Research and Development

     The current research and development efforts of the Corporation are focused on developing proprietary software applications for B2B, e-commerce and business-related communications. The table below indicates, for each period indicated, the total research and development expenditures, including deferred development expenditures. For information concerning the deferral of certain development expenditures, see notes 2 and 5 of the notes to the consolidated financial statements for the year ended March 31, 2000.

     ---------------------------------------------------------------------
     Fiscal Year                     Research and Development Expenditures
     ---------------------------------------------------------------------
     1998                                         $2,078,000
     ---------------------------------------------------------------------
     1999                                         $2,788,000
     ---------------------------------------------------------------------
     2000                                         $3,186,000
     ---------------------------------------------------------------------

Intellectual Property

         The Corporation relies primarily on trade secrets, proprietary knowledge and confidentiality agreements to establish and protect its intellectual property relating to its proprietary software applications. The Corporation does not sell or transfer title to its proprietary software applications. Rather, it grants to its customers a time limited irrevocable license to use the applications.

Employees

         As of March 31, 2000, the Corporation had approximately 261 employees. The following is a breakdown of these employees by function: senior management 8; finance and administration 36; sales and marketing 94; consulting services and software development 51; technical / service 26; logistics 33; clerical 13.


                   CERTAIN INFORMATION CONCERNING ACQUISITIONS

         Brocker has acquired eight companies since 1993. The table below provides certain information concerning these companies.

---------------------------------------------------------------------------------------------
    Name of Acquired Company                   Principal Business                Acquired
(Jurisdiction of Incorporation)
---------------------------------------------------------------------------------------------
Sealcorp Computer Products Limited      distribution of computer-based         December, 1994
(New Zealand)                           technology products
---------------------------------------------------------------------------------------------
Industrial Communication Services       servicing  of  mobile  telephones;     March 1997
Limited (New Zealand)                   custom design of wireless
                                        communication products
---------------------------------------------------------------------------------------------
Northmark Technologies Limited          Computer based technology products     March, 1997
(New Zealand)(1)
---------------------------------------------------------------------------------------------
Easy PC Computer Rental Limited         computer equipment leasing             July 1997
(New Zealand)
---------------------------------------------------------------------------------------------
Image Craft Limited                     development of graphics software       December 1997
(New Zealand)(2)
---------------------------------------------------------------------------------------------
Pritech Corporation Limited             software consulting services           May 1998
(New Zealand)
---------------------------------------------------------------------------------------------
1 World Systems Limited (New Zealand)   distribution and implementation of     June 1998
                                        accounting software
---------------------------------------------------------------------------------------------
Tech Support Limited  (New Zealand)     Computer technical service provider    August, 1999
---------------------------------------------------------------------------------------------


(1) Operations sold and company amalgamated with Brocker NZ subsequent to the acquisition.

(2) Amalgamated with Brocker NZ subsequent to the acquisition. Brocker has also completed the acquisition of the assets of the following companies:


---------------------------------------------------------------------------------------------
    Name of Acquired Company                   Principal Business                Acquired
(Jurisdiction of Incorporation)
---------------------------------------------------------------------------------------------
Powercall Limited (New Zealand)         development of solutions to integrate  May 1997
                                        computer and telephone technologies
---------------------------------------------------------------------------------------------
Q*Soft Pty Limited (Australia)          distribution of software               February 1999
---------------------------------------------------------------------------------------------
The Great Escape Company                distribution of computer-based         September 1996
(Australia)                             technology products
---------------------------------------------------------------------------------------------


In 1998, the Corporation acquired a 20% equity interest in Highway Technology, a start up company. This company has developed, and is seeking to commercialize, a system that remotely tracks the changing location of a moving motor vehicle.
This product combines a global positioning system, which tracks the vehicle's location, with a wireless telecommunication system, which conveys the relevant data via a cellular network.


                            DESCRIPTION OF PROPERTIES

A listing and description of the properties of the Corporation is set out below:

----------------------------------------------------------------------------------------------------------------
Property                                            Description
----------------------------------------------------------------------------------------------------------------
Brocker Technology Park                             This owned property is Brocker's main New Zealand location
17 Kahika Road, Beachhaven,                         housing Sealcorp New Zealand, STG, Easy PC, 1World, Brocker
Auckland, New Zealand                               Financial and Tech Support.  It contains 23,084 sq ft of
                                                    office space and 16,101 sq ft of warehouse space.
----------------------------------------------------------------------------------------------------------------
2150 Scotia One, 10060 Jasper Avenue                This leased property is the Corporation's main office in
Edmonton, Alberta, Canada T5J 3R8                   Canada.
----------------------------------------------------------------------------------------------------------------
4 Bond Street, Grey Lynn                            This leased property houses Pritech's Auckland office.
Auckland, New Zealand                               Portions of this property sub-let by Sealcorp to third party tenants.  Pritech uses 8,010 sq ft of office space and 6,047 sq ft of warehouse space.
----------------------------------------------------------------------------------------------------------------
14 Putiki Street, Grey Lynn,                        This leased property, formerly housing some of STG's
Auckland, New Zealand                               inventory, is now sublet to a third party picture framing
                                                    company.
----------------------------------------------------------------------------------------------------------------
Level 3, PSA House, 11 Aurora Terrace,              This 3,450 sq ft leased property houses the Wellington
Wellington, New Zealand                             offices of Sealcorp New Zealand, Easy PC and Pritech.
----------------------------------------------------------------------------------------------------------------
2nd Floor, Office No. 10                            This leased property houses Sealcorp New Zealand's
Victoria Business Center, Christchurch              Christchurch office and contains 25 sq meters.
----------------------------------------------------------------------------------------------------------------
Unit 2, 343 Church Street                           This leased property houses the office of ICS.
Penrose, Auckland, New Zealand
----------------------------------------------------------------------------------------------------------------
Level 2, 25 Dundonald Street, Newton,               This 3,000 sq ft leased property houses the call center
Auckland, New Zealand                               operations of PowerCall.
----------------------------------------------------------------------------------------------------------------
12 Mars Road, Lane Cove, Sydney,                    This leased property houses the Sydney operations of
New South Wales, Australia                          Sealcorp Australia.
----------------------------------------------------------------------------------------------------------------
Level 8, 48 Hunter Street, Sydney,                  This leased property houses the Sydney operations of Pritech
New South Wales, Australia                          Australia.
----------------------------------------------------------------------------------------------------------------
Suites 306, 307 and 317, Level 3, 60 City Road,     This leased property houses the Melbourne office of Sealcorp
South Bank, Melbourne, Victoria, Australia          Australia and Pritech Australia.
----------------------------------------------------------------------------------------------------------------
Unit 8, 10 Hudson Road, Albion,                     This leased property houses the Queensland operations of
Queensland, Australia                               Sealcorp Australia.
----------------------------------------------------------------------------------------------------------------

                  MANAGEMENT'S DISCUSSION OF OPERATING RESULTS

Overview

     The Corporation maintains its books and records in Canadian Dollars while its subsidiaries maintain their books and records in New Zealand or Australian Dollars, as appropriate, which are then reconciled to Canadian Dollars. Except as otherwise specified, all monetary amounts specified in this prospectus have been presented in Canadian Dollars. The consolidated financial statements contained in this prospectus have been prepared in accordance with GAAP in Canada. See "Consolidated Financial Statements." All information should be considered in conjunction with the consolidated financial statements and the notes contained elsewhere in this prospectus.

     Comparison of Year Ended March 31, 2000 to the Year Ended March 31, 1999

Results of Operations

     Revenues.

     ---------------------------------------------------------------------------
                 2000       Change            1999        Change            1998
          136,322,933         2.3%     133,302,640         88.3%      70,811,220
     ---------------------------------------------------------------------------

     The Corporation's revenues were approximately $136.3 million for the fiscal year ended March 31, 2000, ("Fiscal 2000"), representing an increase of 2.3% over the revenues of approximately $133.3 million for the comparable period in 1999. The Corporation's Vendor Services business division accounted for approximately 93% of the total revenues during Fiscal 2000 and 94% during the fiscal year ended March 31, 1999, ("Fiscal 1999").

     The small increase in revenues for Fiscal 2000 principally reflected the net effect of the following:

     1.   Revenues  in  Australia  from  the   distribution  of   computer-based
          technology products increased by approximately $26 million. This increase reflected a combination of internal growth and growth from acquisitions of approximately $9 million

     2. Revenues in New Zealand from the distribution of computer-based technology products decreased by approximately $4.6 million. This decrease principally reflected the fact that, when the Digital Equipment Corporation was acquired by Compaq in June 1998, Brocker lost the exclusive right to distribute Digital personal computers in New Zealand.

     3. In addition, revenues were negatively impacted towards the end of calendar 1999 and early calendar 2000, as some customers reduced their purchase levels due to concern over Year 2000 issues.

     4.   Revenues   in  New   Zealand   from  the   distribution   of  wireless
          telecommunication products decreased by approximately $14 million. This decrease primarily reflected the fact that a new competitor, Cellect Distribution Warehouse, entered the market in February 1999. However, Brocker still retains over 60% market share.

     During the periods under discussion, the revenues from the Corporation's other business divisions were approximately as follows: (i) Professional Services ($5.5 million in for Fiscal 2000 and $3.5 million for Fiscal 1999);
(ii) Application Development ($1.4 million for Fiscal 2000 and $2.1 million for Fiscal 1999); and (iii) Technical Services ($2.7 million for Fiscal 2000 and $2.7 million for Fiscal 1999).

     Gross Margin.

     ---------------------------------------------------------------------------
                  2000       Change            1999       Change           1998
            17,388,165        (1.7%)     17,691,092         22.8%     14,400,850
     ---------------------------------------------------------------------------

     On an overall basis, in Fiscal 2000 the Corporation's gross margin as a percentage of revenues was at 12.8% in comparison to 13.3% for Fiscal 1999. The financial statements for Fiscal 1999 included the reclassification of interest and depreciation in relation to the treatment of the rental finance liability, as described in Note 7 of the Financial Statements. If the accounting treatment in relation to the rental finance liability had been the same for Fiscal 1999 as for Fiscal 2000, the comparable Fiscal 1999 gross margin would have been 12.6%.

     The gross margin as a percentage of revenues of each business division changed as discussed below:

     1. The gross margin of the Vendor Services business division increased to 9.2% of revenues for Fiscal 2000 from 9.1% for Fiscal 1999. This increase primarily reflected the fact that computer-based products, which generally have a higher margin than wireless telecommunication products, accounted for a greater percentage of the sales mix in Fiscal 2000, and the fact that improved margins were also experienced in some aspects of the wireless telecommunications business.

     2. The gross margin of the Professional Services business division increased to 41.5% of revenues for Fiscal 2000 from 36.1% for Fiscal 1999. This increase primarily reflected the fact that the Corporation expanded into the Australian market in calendar 1999 and was able to achieve higher margins in this market.

     3. The gross margin of the Application Development business division decreased to 51.1% for Fiscal 2000 from 59.8% for Fiscal 1999, reflecting higher costs in connection with the Corporation's call centre operation.

     4.   The  gross  margin  of  the  Application   Hosting  business  division
          decreased to 62.8% for Fiscal 2000 from 73% for Fiscal 1999, reflecting higher costs.

     Operating Expenses and Operating Income.

-------------------------------------------------------------------------------------------
                            2000        Change           1999        Change           1998
Depreciation           1,782,483         (11.4%)    2,010,703          18.8%     1,692,585
Net Interest           1,122,586         (20.3%)    1,409,187         110.7%       668,845
Salaries               8,904,799          40.3%     6,348,910          (1.2%)    6,431,431
Other                  5,926,969         (15.8%)    7,043,157          66.7%     4,225,153
Total                 17,736,837           5.5%    16,811,957          29.1%    13,018,014
% Revenue                   13.0%                        12.6%                        18.4%
-------------------------------------------------------------------------------------------

     The operating expenses increased to $17.7 million, or 13.0% of revenues, in Fiscal 2000, from $16.8 million, or 12.6% of revenues, in Fiscal 1999.

     Operating expenses in Fiscal 2000 period included approximately $3.1 million of expenditures related to the development of proprietary software applications up from $2.8 million in Fiscal 1999.

     Set forth below is additional information concerning certain components of the operating expenses:

     1. Depreciation and Amortization. These expenses decreased to $1.8 million, or 1.3 % of revenues, in Fiscal 2000 from $2.0 million, or 1.5% of revenues, in Fiscal 1999. This decrease is primarily attributable to the fact that certain assets, related to the leasing of equipment to customers, were treated as off-balance sheet items for the reasons discussed in note 7 to the consolidated financial statements. This decrease has been largely offset by the increase in the amortisation of deferred development costs, increasing to $500,518 in Fiscal 2000 from $152,355 in Fiscal 1999.

     2. Net interest expense. The Corporation's net interest expense decreased to $1.1 million in Fiscal 2000 from $1.4 million in Fiscal 1999. This decrease was primarily attributable to (1) the fact that interest charges recorded in Fiscal 1999 relating to the leasing of equipment to customers were not recorded in Fiscal 2000 because these leases are now treated as off-balance sheet items for the reasons discussed in note 7 to the consolidated financial statements. (2) the renegotiation of the funding facility, during Fiscal 2000, employed within the Vendor Services business division, resulting in a reduction in the interest rate payable.

     3. Salaries and Commissions. These expenses increased to $8.9 million, or 6.5% of revenues, in Fiscal 2000, from $6.3 million, or 4.7% of revenues, in the 1999 period. This increase was principally attributable to growth in headcount throughout the organization due to acquisitions and additional hiring to support organic growth, product development and associated administration. It should be noted that a number of the personnel recruited for the Professional Services and Application Development business divisions, being highly skilled and scarce in supply, typically require remuneration above the average paid by the Corporation.

     4. Other Operating Expenses. These expenses were $5.9 million, or 4.3% of revenues, in Fiscal 2000 and $7.0 million, or 5.3% of revenues, in Fiscal 1999.

     Operating (Loss)/Income.

     ---------------------------------------------------------------------------
                2000         Change            1999       Change           1998
            (348,671)        (139.7%)       879,135        (36.4%)     1,382,836
     ---------------------------------------------------------------------------

     The operating income decreased to a loss of $348,671 in Fiscal 2000 from a profit of $879,135 in Fiscal 1999, primarily reflecting the increase in operating expenses as a percentage of revenues discussed above. In addition, the final quarter results were impacted by the increase in salaries and other remuneration as discussed above.

Equity accounted losses of associated company. These losses amounted to $83,180 in Fiscal 2000 and $91,330 in Fiscal 1999. These losses represent the Corporation's share of the losses of Highway Technology, a company in which Brocker has a 20% equity interest.

As at March 31, 2000, Highway Technology had completed successful field trials of its product in Tasmania, Australia and is currently preparing a bid to provide services to the same Australian customer.

Liquidity and Capital Resources

     Shareholders Equity

     ---------------------------------------------------------------------------
                2000         Change            1999       Change           1998
           21,141,166         217.0%      6,669,369         14.2%      5,841,606
     ---------------------------------------------------------------------------

     Recent Financing Transactions

Set forth below is information concerning certain financing transactions that the Corporation completed subsequent to March 31, 1999:

     1. In July 1999, Brocker sold, in a private placement, 1,000,000 units at a price per unit of either $1.25 (280,000 Units) or $1.00 (720,000 Units). Each unit was comprised of (1) a common share and (2) a warrant to purchase an additional common share at a price of $1.25 per share. Brocker received gross proceeds of approximately $1.1 million from this transaction.

     2. In December 1999, Brocker sold the First Special Warrants at a price per special warrant of $2.70. Each of these First Special Warrants may be exchanged, without additional consideration, for one common share plus a Half Warrant; two Half Warrants will entitle the holder to purchase one additional Common Shares at a price of $3.15 per Common Share. The Corporation received gross proceeds of approximately $4.9 million from this transaction. In connection with this transaction, Brocker issued agents' options to purchase 486,000 Common Shares at an exercise price of $3.15 per share.

     3. In January 2000, Brocker sold Second Special Warrants at a price of $6.25 per special warrant. Each of these warrants may be exchanged, without additional consideration, for 1.1 common share. The

          Corporation received gross proceeds of approximately $11.3 million from this transaction. In connection with this transaction, Brocker issued the Agent's Special Option and Undertakings exercisable into options to purchase an aggregate of 228,400 Common Shares at an exercise price of $6.25 per Common Share.

The aggregate net proceeds from the financing transactions described above amounted to approximately $15.8 million.

Funding of Operations.

     Cash flows from:

     ---------------------------------------------------------------------------
                                        2000             1999            1998
     Operations                      (5,482,452)      2,981,643       1,469,019
     Investing                       (1,432,315)     (5,463,290)     (1,854,552)
     Financing                       15,603,467       2,224,125        (112,149)
                                    --------------------------------------------
     Net cash flows                   8,688,700        (257,522)       (497,682)
     ---------------------------------------------------------------------------

In Fiscal 2000, compared with Fiscal 1999, the cash generated from operations was not sufficient to completely fund the cash outlays associated with the business. More specifically, cash from operating activities in Fiscal 2000 was approximately negative $5.5 million, compared with approximately positive $3.0 million in Fiscal 1999, and cash from investing activities was approximately negative $1.4 million compared to approximately negative $5.5 million in Fiscal 1999. The Corporation principally funded its Fiscal 2000 cash shortfall from the proceeds of the financing transactions described above while mortgage financing was raised during Fiscal 1999 to fund the purchase of new premises in Auckland, New Zealand which gave rise to the negative cash flow from investing activities during Fiscal 1999.

Brocker had cash-on-hand of approximately $8.6 million as of March 31, 2000, representing the remaining net proceeds of the financing transactions described above. Management believes that its currently available cash resources are adequate to support the existing operations at their current levels for the next 12 months without additional financing. However, the Corporation plans to seek additional financing before then in order to grow the business. More specifically, Brocker may seek additional financing for a variety of purposes, including (1) expanding product development efforts, (2) marketing proprietary product and (3) making additional acquisitions. However, there is no assurance that any additional financing will be available or, if available, will be available on terms that are satisfactory to the Corporation.

Accounts Receivable Financing Facility.

In July 1999, Brocker obtained a financing facility from The National Bank of New Zealand that allows Brocker to borrow, on a revolving basis, up to 80% of the value of the Corporation's eligible accounts receivable. The maximum amount of principal and unpaid interest that can be outstanding under this facility at any time is New Zealand $20 million (equivalent to approximately Cdn. $14.5 million based on the exchange rate on March 31, 2000). Outstanding loans under this facility bear interest at a floating rate of interest equal to 0.5% above the 90 day bank rate. As of July 26, 2000, the outstanding amount under this facility was approximately $13.4 million and the applicable interest rate was 7.15%.

Certain Balance Sheet Changes.

Set forth below is information concerning certain changes in the March 31, 2000 balance sheet relative to the March 31, 1999 balance sheet.

         Working capital

------------------------------------------------------------------------------------------------------
                                      2000        Change            1999         Change           1998
     Current Assets             51,990,125          25.4%     41,459,203           55.9%    26,587,194
     Current Liabilities        38,429,631          (7.9%)    41,733,548           61.9%    25,776,495
                                ----------                    ----------                    ----------
     Working capital            13,560,494                      (274,345)                      810,699
------------------------------------------------------------------------------------------------------

The Corporation completed a number of financing transactions subsequent to March 31, 1999, as described above. These transactions are the principal reason why
(1) cash  increased  to  approximately  $8.6  million  at March 31,  2000,  from
approximately   nil  at  March  31,  1999,  (2)  working  capital  increased  to approximately $13.6 million at March 31, 2000 from a deficit of $274,345 at March 31, 1999 and (3) shareholders' equity increased to approximately $21.1 million at March 31, 2000 from approximately $6.7 million at March 31, 1999.

The increase in working capital was also supported by a 32.8% increase in inventories to $20,293,533, representing the increase in stocks necessarily held to meet increased turnover and customer demand, notably in the Australian Vendor Services business division.

         Accounts receivable funding facility

----------------------------------------------------------------------------------------------------------
                                      2000        Change               1999         Change            1998
     Accounts receivable        19,068,160         (16.8%)       22,909,294           64.6%     13,915,450
     Funding facility            7,502,880         133.5%         3,213,122          (44.9%)     5,827,883
     Accounts payable           26,467,639         (27.8%)       36,648,724          110.4%     17,422,333
----------------------------------------------------------------------------------------------------------

During Fiscal 2000 the Corporation borrowed under its accounts receivable financing facility and used the proceeds to reduce payables. This is the principal reason why (1) the financing facility indebtedness increased to approximately $7.5 million at March 31, 2000, from approximately $3.2 million on March 31, 1999, and (2) accounts payables decreased to approximately $26.5 million at March 31, 2000, from approximately $36.6 million on March 31, 1999. In addition to utilising the accounts receivable funding facility a portion of equity raised, as described above, was used to reduce amounts payable to suppliers.

     Deferred development costs

     ---------------------------------------------------------------------------
                  2000         Change           1999         Change         1998
             1,593,621           27.3%     1,252,368          155.3%     490,513
     ---------------------------------------------------------------------------

Deferred development costs increased to approximately $1.6 million at March 31, 2000, from approximately $1.3 million on March 31, 1999. This increase principally reflected deferred development costs relating to the Supercession and Bloodhound products.

      Comparison of Year Ended March 31, 1999 to Year Ended March 31, 1998

Liquidity and Capital Resources

     Total assets increased approximately 56% to $50.7 million during the fiscal year ended March 31, 1999 from $32.5 million during the fiscal year ended March 31, 1998. Total current assets increased approximately 55% to $41.4 million from $26.6 million. The increase in current assets resulted from (i) a 65% increase in accounts receivable to approximately $23 million, and (ii) a 58% increase in inventories to approximately $15.3 million. The increases in accounts receivable and inventories corresponded favourably with increased sales, resulting in an 88% increase in revenues in the fiscal year ended March 31, 1999, compared to the previous year.

     Current liabilities increased from $25.8 million in the fiscal year ended March 31, 1998 to $41.7 million in the fiscal year ended March 31, 1999, an increase of $15.9 million or 62%. The major components of this increase are (i) $1,189,000 of the Corporation's current liabilities resulting from the acquisition or incorporation of subsidiary companies during the fiscal year ended March 31, 1999, (ii) current liabilities for Sealcorp Australia rose to $9,734,000, an increase of 211% compared to the fiscal year ended March 31, 1998, which matched the 76% increase in Sealcorp Australia's value of products and services sold, (iii) Sealcorp Australia negotiated extended credit terms with key suppliers, due to the need to carry higher levels of stock in a rapidly expanding market, (iv) the current liabilities of STG increased 39% to $22.5 million, compared to the fiscal year ended March 31, 1998, which was due to the rapid growth in this business where the value of products sold increased 397% from 1998 to 1999, and (v) the general increase in business activity of all of the Corporation's business divisions together with Brocker's extension of credit terms to customers, despite increasing cash flow requirements.

     The increase in long term debt from $881,070 to $2.3 million resulted from Brocker NZ's purchase of new premises (Brocker Technology Park) in Auckland, New Zealand on October 1, 1998. The purchase price of NZ$3.825 million was partly financed by a mortgage of NZ$3.045 million. As of March 31, 1999, the outstanding principal and interest on that mortgage was approximately NZ$2.9 million. The purchase of the Brocker Technology Park has allowed the consolidation of many of the Corporation's business divisions to one location. The Brocker Technology Park property includes vacant land that can be developed to accommodate continued growth

     Certain of the customers of Easy PC obtain financing of their purchases through an arms' length financing company. Prior to March 1999, Easy PC was exposed to recourse from the individual finance agreements and the financing arrangements together with the associated assets were reflected on the
Corporation's balance sheet. During March 1999, the terms of the arrangement between Easy PC and the financing company were changed and Easy PC was released from substantially all of the recourse from the individual finance agreements and, accordingly, the liabilities and associated assets were eliminated from the balance sheet.

     The amount of working capital decreased from $810,699 in 1999 to ($330,247) with a significant increase in current liabilities. Brocker completed a fully subscribed private placement of 1,000,000 units for aggregate proceeds of $1,070,000, each unit consisting of one Common Share and one non-transferable warrant entitling the holder to purchase one additional Common Share per warrant at a price of $1.25 per Common Share

Results of Operations

     For the fiscal year ended March 31, 1999, gross sales increased approximately 88.3% from $70.8 million in fiscal year ended March 31, 1998 to approximately $133.3 million in fiscal year ended March 31, 1999. New Zealand based revenues, spurred by the growth in the mobile telephone marketplace, increased to $109.9 million in fiscal year ended March 31, 1999, which comprised more than 82% of total revenues. Australian revenues increased approximately 73% from approximately $13.5 million in fiscal year ended March 31, 1998 to $23.4 million in fiscal year ended March 31, 1999.

     Gross profit increased to approximately $17.7 million, an increase of 22.8% over the fiscal year ended March 31, 1998. The increase in gross profit in absolute terms is a result of business growth. The increase in gross profit as a percentage of sales is a result of the size of the telecommunications products and services distribution business, which has a low gross margin, and a low business risk.

     The increase in depreciation and amortization expense to $2,010,703 for the fiscal year ended March 31, 1999, resulted from an increase in assets and an increased information technology depreciation following the implementation by Sealcorp New Zealand of the ERP software systems developed by PeopleSoft. Net interest expense increased to approximately $1.4 million which was a result of
(i) the mortgage financing of the Corporation's new premises in Auckland, New Zealand, and (ii) the increase in interest payments for the increased borrowings, under its debtors finance facility during the period.

     Other expenses accounted for approximately $7 million, a 66.7% increase. This was due to the acquisitions of PowerCall, ImageCraft, Easy PC, Pritech and 1 World. Product and development expenses also increased over the year resulting from Brocker's emphasis on the development of e-commerce and information management software products.

     Net earnings of $514,814 were reduced by 35.4% compared to the previous year. The primary reason for the decrease in net earnings is that the Corporation invested significantly in product development, specifically, the development of e-commerce and information management software products. Accordingly, earnings per share were reduced similarly to $.03 per share.

Acquisitions

     On May 15, 1998, Brocker NZ acquired Pritech for initial cash consideration of NZ$265,620. The purchase price was determined to be an amount equal to the net profit earned by Pritech for the fiscal year ended September 30, 1998, multiplied by four. Additional consideration, however, is only payable based on the cash flow of Pritech for the fiscal years ending September 30, 1999 and September 30, 2000. Therefore, any additional purchase price must be subsequently earned by Pritech during that period before such additional purchase price is payable. Any additional purchase price will be paid by the issuance by the Corporation of its Common Shares from treasury.

     On June 16, 1998, Brocker NZ acquired 1World for initial cash consideration of NZ$103,750. The maximum purchase price was determined to be an amount equal to the net profit earned by 1World for the fiscal year ended March 31, 1999, multiplied by four. Additional consideration, however, is only payable based on the cash received by 1 World for the fiscal years ending March 31, 2000 and March 31, 2001. Therefore, any additional purchase must be subsequently earned by 1 World during that period before any such purchase price is payable. Any additional purchase price will be paid by the issuance by the Corporation of Common Shares from treasury

     On February 8, 1999, Sealcorp Australia acquired the net assets of Q*Soft for a cash consideration of AU$150,000.

     Comparison of Year Ended March 31, 1998 to Year Ended March 31, 1997

Liquidity and Capital Resources

     During the comparison period, total current assets increased approximately 56% from $17 million at March 31, 1997 to $26.6 million at March 31, 1998. The majority of that amount is represented by accounts receivable, which increased approximately 56% from $8.9 million at March 31, 1997 to $13.9 million at March 31, 1998. This increase was primarily due to a significant increase in sales in the latter months of the fiscal year ended March 31, 1998. Inventory also increased from $6.1 million to $9.7 million during the comparison period, an increase of approximately 58%. Management increased inventory in anticipation of increased sales in the first quarter of fiscal year 1998.

     Current liabilities increased from approximately $13.9 million to $25.8 million during the comparison period, which was primarily a result of a 60% increase in accounts payable (from $10.9 million to $17.4 million) and was comparable to the increase in inventory (increased by approximately 58%). An inclusion of $1.0 million in liabilities resulted from the Corporation's Rental Finance Liability (which totaled $1.9 million), whereas the offsetting asset entry of $1.9 million was included in capital assets.

     In addition, Brocker's current credit facility increased from $1.0 million to $5.8 million during the comparison period to finance its working capital requirements. The Corporation was required to replace financing provided by a financial institution that was withdrawing from the New Zealand market. Brocker negotiated new financing on more favorable terms and conditions with a decreased interest rate and an increased credit limit.

     Working capital decreased from $3.1 million at March 31, 1997 to $1.3 million at March 31, 1998, a reduction of approximately 58%. Although assets increased significantly, there was an even greater increase in liabilities, an increase of approximately 85%. The increase in liabilities principally relates to the increase in accounts payable referred to above.

     Total assets increased from $19.9 million to $32.5 million, or an increase of approximately 63%. Capital assets increased by $2.5 million to $3.7 million during the comparison period, an increase of approximately 213%. However, $1.9 million of this amount relates to the off-setting Rental Finance Liability referred to above. This $1.9 million resulted in an actual net increase in capital assets of $2.5 million, the majority of which was expended on computer hardware as part of the information services upgrade completed by the Corporation during the fiscal year ended March 31, 1998.

Results of Operations

     Brocker experienced a significant increase in revenue, with sales for the fiscal year ended March 31, 1998 totaling $70.8 million, an increase of approximately 41.3% over the $50.1 million achieved in the previous year. Sales in its Australian operations increased by approximately 14% for the fiscal year ended March 31,1998, compared to sales achieved in the fiscal year ended March 31, 1997. In its New Zealand operations, where the majority of its revenue was earned, sales increased 50% from $38 million to $57 million. Decreased per unit sales prices for computer hardware were offset by increased volumes and additional sales, in addition to revenues realized from services such as consulting and training activities.

     Gross profit increased from $9.1 million to $14.4 million during the comparison period (an increase of approximately 58.3%) and gross profit as a percentage of sales increased from 18.2% in the previous year to 20.3% in the fiscal year ended March 31, 1998. The increase was achieved despite declining gross profit percentages industry-wide in the computer distribution business. The Corporation's increased gross profit percentage is attributable to the Corporation's acquisition strategy of expanding computer distribution and developing additional sales using relationships with suppliers and customers. As the Corporation continued to invest in companies in associated segments of the technology business, management's emphasis was on operations with increased gross profit percentages.

     The increase in the depreciation and amortization expense (an increase from $0.4 million to $1.7 million) resulted from the inclusion of depreciation associated with assets financed using a recourse arrangement with an independent finance company for the Corporation's acquisition of Easy PC during the fiscal year ended March 31, 1998. Depreciation increased $0.9 million, with $0.2 million included in the net interest expense amount. These amounts are off-set by a comparable increase in revenues of $1.1 million. The balance sheet was also affected by the Rental Finance Liability of $1.9 million included in liabilities, with a comparable figure included in capital assets. The potential for defaults under the recourse arrangement was not considered significant, as the Corporation experienced seven defaults out of 421 individual contracts, with the total write-offs totalling $7,000 during the fiscal year ended March 31, 1998.

     Interest expenses increased from $0.2 million to $0.7 million, as a consequence of (i) increased working capital requirements to support increased borrowings, as a result of increased operations, and (ii) the treatment of the Rental Finance Liability of Easy PC Ltd., as specified above. Brocker's other expenses, including salaries, commissions and other operating expenses increased by approximately 48%.

     Net income of $0.80 million decreased from the $0.84 million achieved in the prior fiscal year, a decrease of 4.9%. Earnings per share at $0.06 per share were the same as the previous year.

Acquisitions

     At the outset of the fiscal year ended March 31, 1998, Brocker completed the acquisition of ICS, a company that services telecommunications equipment. ICS also designs and develops cellular-based telecommunications products. ICS operates in the Australian telecommunications market and management anticipates expanding its operations to include global customers.

     A similar business structure existed in Powercall (acquired by the Corporation in May 1997) where revenues were earned from call-center operations, with software product development concentrated on computer software and hardware telephony integration.

     Management identified the rental and leasing of computer equipment as being complementary to the Corporation's primary proprietary software applications. In July 1997, Brocker acquired Easy PC, a company specializing in rental and leasing operations for computer equipment.

     With management's intent to establish a larger international market for some of the Corporation's products, it identified various acquisition opportunities of start-up operations. The acquisition of Image Craft was determined to be an opportunity for Brocker to enhance Image Craft's digital imaging products and services in New Zealand, and to promote these products and services internationally. Subsequent to the acquisition of Image Craft, a new Image Craft operation was established in Australia.

     Brocker's presence in Australia has increased from a sales office and distribution operation for Sealcorp Australia to one that includes the distribution operations of the various companies that Brocker has acquired, including Sourceware, TGE and 1World. Although there was a $400,000 loss for fiscal year ending March 31, 1998, the second half of the year was profitable.

     Comparison of Year Ended March 31, 1997 to Year Ended March 31, 1996

Liquidity and Capital Resources

     Total assets increased by approximately 70% from $11.7 million to $19.9 million, with net assets increasing approximately 28% from $4.6 million to $5.9 million. With net profit increasing by approximately 159%, there was an improvement of the return on assets. Earnings per share increased as a result of the increase in profitably during the fiscal year ended March 31, 1997, which were $0.09 per share compared with just $0.04 per share in the fiscal year ended March 31, 1996.

Results of Operations

     Total revenue in the fiscal year ended March 31, 1997 more than doubled to $50,109,139, an increase of 118% compared to the $22,888,482 achieved in the prior fiscal year. The increase in revenue was due to growth in sales in Australia and New Zealand, and to additional revenue received from acquisitions during the period, most notably Sourceware and TGE in Australia. Sales by Sealcorp New Zealand and Sealcorp Australia continued to increase from the distribution of computer software and hardware, and cellular telephones. The Corporation centralized various functions, such as finance, administration and distribution, which provided cost efficiencies, effectively reducing overhead costs from 21% of total revenues in the fiscal year ended March 31,1996 to 16% in the fiscal year ended March 31,1997. While revenue increased by 119%, net income after tax increased by 159% from $323,351 in the fiscal year ended March 31, 1996 to $837,650 in the fiscal year ended March 31, 1997. As a result, the net income on sales increased from 1.4% to 1.7% during the comparison period.

Acquisitions

     During the fiscal year ended March 31, 1997, the Corporation completed acquisitions which resulted in profitable post-acquisition operations. For example, the Number One Software Company was combined with Sealcorp New Zealand and within a year, sales revenue more than tripled. Management assessed the Corporation's ability to utilize the resources of the acquisition candidate, identified how best to use the existing resources to increase profitability, retain key personnel, eliminate duplication and enhance customer service. The Corporation has significant investments in computer distribution businesses, and has enhanced its investments with the acquisition of Sourceware, a major supplier of IBM software in Australia. Sourceware has been consolidated into Sealcorp Australia. The acquisition of Sourceware provides Brocker access to a relationship with IBM. Sealcorp New Zealand and Sealcorp Australia have distribution rights in the New Zealand and Australia for IBM and Lotus software.

     In addition, Brocker acquired the assets of TGE Pty Limited, the exclusive distributor of Wyse Technology Pty Limited products, which include monitors and technology, such as Network Centric computing. TGE has a separate repair and service facility which has been enhanced to enable sophisticated configuration services for IBM's computer servers. The Corporation also acquired assets from Northmark Technologies Limited, a regional dealer in computer products.

Selected Results of Operations

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Years Ended March 31,
                                                                                 (audited)
------------------------------------------------------------------------------------------------------------------------------------
                                                 2000            1999           1998           1997           1996           1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                  (in thousands of dollars, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                       $ 136,323       $ 133,303      $  70,811      $  50,110      $  22,932      $   3,931
------------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                     17,388          17,691         14,401          9,099          5,489            814
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)                                  (429)            514            797            838            323           (146)
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss) Per Share                       (0.04)            .03            .06            .06            .04           (.02)
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                     61,529          50,744         32,499         19,926         11,725          8,223
------------------------------------------------------------------------------------------------------------------------------------
Long Term Debt                                    1,872           2,284            881            115            111          1,080
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                40,387          44,074         26,657         14,042          7,123          7,382
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity                             21,142           6,669          5,842          5,884          4,602            841
------------------------------------------------------------------------------------------------------------------------------------

     Foreign Currency Fluctuations

     Brocker is incorporated under the laws of the Province of Alberta and its consolidated financial statements are presented in Canadian dollars and in accordance with the generally accepted accounting principles of Canada. Although the financial statements are expressed in Canadian dollars, Brocker's operations are principally in New Zealand and Australia and, accordingly, the operating subsidiaries maintain their books and records in Australian or New Zealand dollars, as appropriate. In preparing the financial statements, the accounts of the foreign subsidiaries are translated into Canadian dollars in accordance with GAAP. These translations may result in gains or losses, which are recorded as a separate component of shareholders' equity captioned "Foreign Currency Translation Reserve".


                             DETAILS OF THE OFFERING

     On December 15, 1999, the Corporation completed a private placement of an aggregate of 1,800,000 First Special Warrants at a price of $2.70 per First Special Warrant pursuant to prospectus exemptions under applicable securities legislation. Each First Special Warrant entitles the holder thereof to acquire one Common Share and one Half Warrant, at no additional cost, at any time until the First Expiry Time. Two Half Warrants will entitle the holder thereof to purchase one additional Common Share at a price of $3.15 per Common Share on or before June 15, 2001. Any First Special Warrants not exercised prior to the First Expiry Time, shall by their terms, be deemed to have been exercised immediately prior to the First Expiry Time without any further action on the part of the holder. Since the date of issuance, no First Special Warrants have been exercised.

     Certain parties acted as finders in relation to the private placement of the First Special Warrants and received a commission of seven percent of the gross proceeds raised by the sale of the First Special Warrants. In addition, the finders received an aggregate of 486,000 Finders' Warrants. No additional fees will be paid by the Corporation in connection with the distribution of Common Shares under this prospectus and no additional proceeds will be received by the Corporation from the issue of the Common Shares and Half Warrants upon exercise of the First Special Warrants. If all the Half Warrants, including the Finders' Warrants, are exercised, the Corporation will receive additional gross proceeds of $4,365,900.

     On January 21, 2000, the Corporation completed a private placement of an aggregate of 1,800,000 Second Special Warrants at a price of $6.25 per Second Special Warrant pursuant to prospectus exemptions under applicable securities legislation, pursuant to the Agency Agreement between the Agent and the Corporation. Pursuant to the Agency Agreement, the Agent agreed to sell on a private placement basis the 1,800,000 Second Special Warrants, at a price of $6.25 per Second Special Warrant. The Agency Agreement required the Corporation to pay to the Agent a fee equal to seven percent of the gross aggregate proceeds of the sale of 928,000 Second Special Warrants and 3.5 percent of the gross aggregate proceeds of the sale of 872,000 Second Special Warrants for an aggregate fee of $596,750. In addition, the Agency Agreement required the Corporation to issue the Agent's Special Option entitling the Agent to acquire an Agent's Option exercisable to acquire in the aggregate 200,000 Common Shares at an exercise price of $6.25 per Common Share until January 21, 2002. The Corporation also agreed to pay the expenses of the Agent's legal counsel to a maximum of $60,000. Sub-Agents were also retained who received a commission of three and one half percent of the gross proceeds of the Second Special Warrants which they placed amounting to $187,600. The Sub-Agents also received Undertakings from the Corporation to grant options to acquire in the aggregate 28,400 Common Share of the Corporation at a price of $6.25 per share until January 21, 2002. The Agent and Sub-Agents will receive no additional fees in connection with the distribution of Common Shares under this prospectus and no additional proceeds will be received by the Corporation from the issue of the Common Shares upon exercise of the Second Special Warrants.

     The Second Special Warrants were issued pursuant to the Special Warrant Indenture dated January 21, 2000 between the Corporation and the Trustee. Since the date of issuance, no Second Special Warrants have been exercised. Each Second Special Warrant entitles the holder thereof to acquire, at no additional cost to the holder, 1.1

Common Shares at any time until the Second Expiry Time.

     Any Second Special Warrants not exercised prior to the Second Expiry Time shall, by their terms, be deemed to have been exercised immediately prior to the Expiry Time without any further action on the part of the holder.

     This prospectus is being filed in the provinces of Alberta, British Columbia and Ontario to qualify the distribution of the Common Shares and Half Warrants, as the case may be, to be issued upon the exercise of the Special Warrants. The Corporation proposes to obtain a discretionary exemption order to qualify the distribution of Common Shares issuable upon the exercise of Special Warrants to a subscriber resident in Newfoundland. All of the outstanding Common Shares are fully paid and non-assessable and the Common Shares issuable upon the exercise of the Special Warrants will, when issued, be fully paid and non-assessable. See "Description of Share Capital". This prospectus is also being filed to qualify the distribution of the Agent's Option to be granted upon the exercise of the Agent's Special Option and the Common Shares issuable upon the exercise of the Finders' Warrants.

     Holders of Special Warrants who wish to exercise their Special Warrants and acquire thereunder Common Shares or Common Shares and Warrants, as the case may be, should complete the exercise forms on the special warrant certificates and deliver the certificates and the executed exercise forms, in the case of the First Special Warrants, to the Corporation at the address of its registered office, and in the case of the Second Special Warrants, to the Trustee at its principal office in Calgary, Alberta. Certificates for the Common Shares will be available for delivery five business days following exercise of the Special Warrants.

     Common Shares and Half Warrants obtained on the exercise of Special Warrants, and the Common Shares issuable upon the exercise of the Agent's Options and Finders' Warrants prior to the issuance of a receipt for this prospectus will be subject to hold periods prescribed by applicable securities legislation.

     The Special Warrants, the Half Warrants and the Common Shares to be issued on the exercise of the Special Warrants and Half Warrants have not been registered under the United States Securities Act of 1933, as amended, (the "U.S. Securities Act') and accordingly, may not be offered or sold within the United States or to a U.S. Person except in certain transactions exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of the distribution of Common Shares hereunder, any offer or sale of Common Shares within the United States by any dealer (whether or not participating in the distribution hereunder) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the U.S. Securities Act. A summary of the Common Shares and Warrants being qualified pursuant to this prospectus is as follows:


     Common Shares issuable on exercise of:
     First Special Warrants                                        1,800,000

     Half Warrants issuable on exercise of First
     Special Warrants                                              1,800,000

     Common Shares issuable on exercise of
     Second Special Warrants                                       1,980,000

     Common Shares issuable on exercise of
     Finders' Warrants                                               486,000

     Agents' Options issuable on exercise of
     the Agents' Special Option and Undertakings                     228,400


                                 USE OF PROCEEDS

     The net proceeds from the sale of the First Special Warrants were $4,499,800 after deducting commissions in the amount of $340,200 paid by the Corporation and offering expenses estimated at $20,000. In the event the Warrants are fully exercised, the Corporation will receive additional gross proceeds of $4,365,900.

     The net proceeds to the Corporation from the sale of the Second Special Warrants were $9,915,650 after deducting fees in the amount of $784,350 paid by the Corporation to the Agent and the Sub-Agents and offering expenses estimated at $550,000.

     The Corporation intends to use the net proceeds from the sale of the Special Warrants for working capital, general corporate purposes and strategic acquisitions.


                          DESCRIPTION OF SHARE CAPITAL

     The authorized share capital of Brocker consists of an unlimited number of Common Shares and an unlimited number of preferred shares ("Preferred Shares") issuable in series, of which the Corporation is authorized to issue 10,000,000 Series A Preferred Shares.

     As at July 27, 2000, there were 15,562,045 Common Shares issued and outstanding; 1,318,000 Common Shares reserved for issuance pursuant to outstanding stock options; an aggregate of 2,238,000 Common Shares reserved for issuance upon the exercise of share purchase warrants; an aggregate of 3,780,000 Common Shares reserved for the exercise of the Special Warrants; an aggregate of 228,400 reserved for issuance upon exercise of the Agents' Options; and an aggregate of up to 3,257,363 Common Shares reserved for issuance in connection with acquisition agreements previously entered into by the Corporation. There are no Preferred Shares outstanding. See "Details of the Offering", "Stock Options" and "Prior Sales".

     The following is a summary of the rights, privileges, restrictions and conditions attaching to the Common Shares, the Preferred Shares and the Series A Preferred Shares.

Common Shares

     The holders of Common Shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares that is not the Common Shares are entitled to vote, and on every poll taken at every such meeting every holder of Common Shares is entitled to one vote in respect of each Common Share held; subject to the rights of the holders of Preferred Shares, to receive the remaining property of the Corporation upon a dissolution; and subject to the rights to receive dividends of the holders of Preferred Shares, to receive all other dividends declared by the Corporation.

Preferred Shares

     The Preferred Shares may at any time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the Board of Directors by resolution; the Board of Directors may by resolution fix, from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing, (i) the issue price, (ii) the rate, amount or method of calculation of dividends and whether the same are subject to change or adjustment, (iii) whether such dividends shall be cumulative, non-cumulative or partly cumulative, (iv) the dates, manner and currencies of payments of dividends and the dates from which dividends shall accrue, (v) the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, with or without provision for sinking or similar funds, (vi) conversion and/or exchange and/or reclassification rights, (vii) the voting rights if any, and/or (viii) other provisions, the whole subject to the issue of Certificate(s) of Amendment following the filing of Articles of Amendment with the applicable authorities setting forth such designations, rights, privileges, restrictions and conditions attaching to the shares of each series.

     The Preferred Shares are entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

Series A Preferred Shares

     The Board of Directors have created one series of Preferred Shares, designated Series A Preferred Shares and consisting of 10,000,000 Series A Preferred Shares. The holders of the Series A Preferred Shares are entitled to receive fixed cumulative preferential cash dividends at the rate of six and one half (6.5%) percent per annum, on the amounts from time to time determined to be the stated capital thereof, payable annually on the first day of September in each year commencing September 1, 1996. Accumulated dividends that are not paid when due bear interest at the rate of six and one half (6.5%) percent per annum, calculated annually, from the payment due date (after taking into account any permitted postponement thereof up to a maximum of 60 days). The Series A Preferred Shares may be redeemed at any time by the Corporation at a ten (10%) percent redemption premium provided such redeemed shares represent not less than 10 percent of the then outstanding number of Series A Preferred Shares and at least 60 days and not more than 90 days' prior written notice is given. The Series A Preferred Shares are not retractable by the holder thereof. On the winding up, liquidation or dissolution of the Corporation, the holders of the Series A Preferred Shares are entitled to receive the stated capital of their outstanding Series A Preferred Shares together with accrued but unpaid dividends in priority to the holders of the Common Shares or any shares ranking junior to the Series A Preferred Shares. Except as described below, the holders of the Series A Preferred Shares have no right to receive notice of or vote at any meeting of shareholders of the Corporation, except as provided by law. The holders of Series A Preferred Shares may convert the same into fully paid Common Shares at any time on or before March 31, 2001. The conversion price was $2.00 per Common Share until March 31, 1999 and thereafter until March 31, 2000 is equal to the then market price. The market price is the average trading price for the 20 trading days prior to April 1st of such year. For the period April 1, 1999 to March 31, 2000, the conversion price was $1.30 per share. The holders of the Series A Preferred Shares also have the right to elect a majority of the directors if the Corporation fails to make two consecutive dividend payments. In addition, such holders have the right, as a series, to approve by special resolution certain amendments to the articles of the Corporation which would affect their rights. All previously issued Series A Preferred Shares have been redeemed or converted into Common Shares.


                                 CAPITALIZATION

     The following table sets forth the capitalization of Brocker as at March 31, 2000 and as at June 30, 2000, before and after giving effect to the exercise of the Special Warrants.


-----------------------------------------------------------------------------------------------------------------------
 Designation                   Amount         As at March 31,               As at June 30,        As at June 30, 2000
                             Authorized           2000(2)                    2000(1)(5))          after giving effect
                                                                                                  exercise of Special
                                                                                                        Warrants
-----------------------------------------------------------------------------------------------------------------------
                                                                             (unaudited)              (unaudited)
-----------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                $ 1,872,229                $ 1,759,037               $1,759,037
-----------------------------------------------------------------------------------------------------------------------
Shareholders' Equity
-----------------------------------------------------------------------------------------------------------------------
   Special Warrants                           $ 16,110,000 (3)           $ 16,110,000 (3)          Nil
-----------------------------------------------------------------------------------------------------------------------
                                                (3,600,000 Special         (3,600,000 Special
                                                     Warrants)(4)              Warrants) (4)
-----------------------------------------------------------------------------------------------------------------------
  Common Shares (1)           unlimited       $ 9,012,555 (3)            $ 9,284,227 (3)           $ 25,394,226 (3)
-----------------------------------------------------------------------------------------------------------------------
                                                (15,258,804 shares)        (15,414,045 shares)       (19,194,045 shares)
-----------------------------------------------------------------------------------------------------------------------
  Preferred Shares            unlimited                Nil                        Nil                      Nil
-----------------------------------------------------------------------------------------------------------------------

Notes:

     (1) As at June 30, 2000, there were 15,414,045 Common Shares issued and outstanding; 1,318,000 Common Shares reserved for issuance pursuant to outstanding stock options; an aggregate of 2,386,000(5) Common Shares reserved for share purchase warrants; an aggregate of

3,780,000 Common Shares reserved for Special Warrants; an aggregate of 228,400 reserved for the Agents' Options; and an aggregate of up to 3,257,363 Common Shares reserved for acquisition agreements previously entered into by the Corporation. There are no Preferred Shares outstanding. See "Details of the Offering", "Stock Options" and "Prior Sales".

(2)  As at March 31, 2000, Brocker had retained earnings of $1,124,961.

(3)  Before deducting share issue costs of $2,136,051.

(4)  Exchangeable for a total of 3,780,000 Common Shares.

(5) Subsequent to June 30, 2000, Share Purchase Warrants to acquire 148,000 Common Shares were exercised.


                             DIRECTORS AND OFFICERS

     The names, municipalities of residence, positions with Brocker and the principal occupations of the directors and officers of Brocker within the five years preceding this prospectus are set out below:

---------------------------------------------------------------------------------------------------------------
Name and Municipality of Residence                Office Held                   Principal Occupation
---------------------------------------------------------------------------------------------------------------
Michael B. Ridgway                   Chief Executive Officer and      Chief Executive Officer of Brocker
Auckland, New Zealand                a Director
---------------------------------------------------------------------------------------------------------------
Richard Justice                      Chief Financial Officer,         Chief Financial Officer and Chief
Auckland, New Zealand                Chief Operating Officer and      Operating Officer of Brocker
                                     a Director
---------------------------------------------------------------------------------------------------------------
Casey J. O'Byrne                     Chairman of the Board and a      Lawyer, Tarrabain, O'Byrne & Company
Edmonton, Alberta                    Director
---------------------------------------------------------------------------------------------------------------
Andrew J. Chamberlain                Corporate Secretary and a        Lawyer, Chamberlain Hutchinson
Edmonton, Alberta                    Director
---------------------------------------------------------------------------------------------------------------
Julia A. E. Clarkson                 Director                         Member, Retail Startup CC, LLC
Allston, Massachusetts
---------------------------------------------------------------------------------------------------------------
Daniel F. Hachey                     Director                         Vice-President  and Director of Corporate
Toronto, Ontario                                                      Finance of HSBC James Capel Canada Inc.
---------------------------------------------------------------------------------------------------------------

     All of the above directors and officers have held their present principal occupations or other positions with the same organisations listed above for at least the last five years except as described in their biographies below.

     As at July 27, 2000, the directors and officers of Brocker, as a group, beneficially owned, directly or indirectly, or exercised control over 3,629,638 Common Shares or approximately 23.5% of the issued and outstanding Common Shares (18.9% after giving effect to the issuance of the Common Shares on exercise of the Special Warrants and the Warrants). In addition, the directors and officers of Brocker, as a group, have been granted options to purchase 831,000 Common Shares under Brocker's stock option plan. See "Stock Options".

     The following are brief biographies of the Corporation's directors and officers:

Michael B. Ridgway, Chief Executive Officer and Director

     Michael B. Ridgway of Auckland, New Zealand has been both the Chief Executive Officer and a member of the Board of Directors since December 1994. Prior to 1994, Mr. Ridgway was the Managing Director of Sealcorp Computer Products Limited (which is now a subsidiary of the Corporation) since 1987 when he founded Sealcorp. Sealcorp was acquired by Brocker in 1994 and is now the main business subsidiary.

Richard Justice, Chief Financial Officer, Chief Operating Officer and Director

     Richard Justice of Auckland, New Zealand has been both the Chief Financial Officer and a member of the Board of Directors since September 1997. Mr. Justice was appointed Chief Operating Officer of Brocker on October 28, 1999. Prior to being appointed Chief Financial Officer, Mr. Justice was the Financial Controller of Sealcorp

Computer Products Limited since 1993. Mr. Justice has held various management positions with distribution corporations prior to establishing Abacus Management Services Limited, a consultancy corporation. Mr. Justice completed his Masters of Business Administration from Auckland University in 1990 and has been a licensed accountant in New Zealand since 1979.

Casey J. O'Byrne, Chairman of the Board and Director

     Casey J. O'Byrne of Edmonton, Alberta has been the Chairman of the Board since November 1998 and has been a member of the Board of Directors since the incorporation of Brocker in November 1993. Mr. O'Byrne is a lawyer and has been practicing with the firm of Tarrabain O'Byrne & Company in Edmonton, Alberta since 1990. Mr. O'Byrne has been practicing law in Alberta, Canada since he graduated from the University of Cambrensis School of Law in the United Kingdom in 1984.

Andrew J. Chamberlain, Corporate Secretary and Director

     Andrew J. Chamberlain, of Edmonton, Alberta is the Corporate Secretary having been appointed in November 1998 and was elected to the Board of Directors on December 14, 1999. Mr. Chamberlain is a lawyer and has been practicing with the firm of Chamberlain Hutchinson in Edmonton, Alberta since 1997. Prior to 1997, Mr. Chamberlain practiced law in Alberta, Canada with Davies & Co. since he graduated from the University of Alberta School of Law in 1984.

Julia A. E. Clarkson, Director

     Julia A. E. Clarkson of Allston, Massachusetts has been a member of the Board of Directors since October 1998, and has been a member of Retail Startup CC, LLC, an operator of retail dry cleaning outlets in Newton, Massachusetts since July 1998. Ms. Clarkson completed her Masters of Business Administration from Harvard University in 1998. From 1994 to 1996, Ms. Clarkson was a consultant for Mercer Consulting (formerly Corporate Decisions Inc.). From 1992 to 1994, Ms. Clarkson was a financial analyst in the New York investment banking division of Morgan Stanley.

Daniel F. Hachey, Director

     Daniel F. Hachey of Toronto, Ontario has been a member of the Board of Directors since January 1998. Mr. Hachey is the Senior Vice-President and Director of Corporate Finance and Head of Technology Investment Banking Group of HSBC James Capel Canada Inc. (a full service brokerage firm). Prior to holding this position, he was Senior Vice President and a director of Midland Walwyn Capital Inc.

Committees of the Board of Directors

Compensation Committee

     The Compensation Committee of the Board of Directors is comprised of Casey O'Byrne, Daniel Hachey and Julia Clarkson. The Compensation Committee is responsible for reviewing the level and form of compensation payable to the senior officers of the Corporation and establishing human resource and conduct policies for the Corporation.

Audit Committee

     The  Audit  Committee  of the  Board of  Directors  is  comprised  of Casey
O'Byrne, Daniel Hachey and Julia Clarkson. The Audit Committee oversees the Corporation's financial reporting process and internal controls and consults with management and the Corporation's independent auditors on matters related to the annual audit, accounting principles and the audit procedures being applied.

                             EXECUTIVE COMPENSATION

           The following table sets forth information concerning the total compensation paid by the Corporation and its subsidiaries to the Corporation's President for the financial years ended March 31, 1998 and March 31, 1999 and March 31, 2000 and for the four most highly compensated executive officers (other than the President) for the financial year ended March 31, 1999 and March 31, 2000 (except where the aggregate salary and bonus did not exceed $100,000). No other executive officers had aggregate salary and bonuses in excess of $100,000 during the financial year ended March 31, 1998. Aspects of this compensation are dealt with in the following table:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Long-Term
                                                           Annual Compensation                     Compensation
                                       ------------------------------------------------------------------------
Name and                               Salary ($)                    Bonus ($)   Other Annual      Number of       All Other
Principal                                                                        Compensation      Securities      Compensation
Position                                                                         ($)(1)            Under Option
-------------------------------------------------------------------------------------------------------------------------------
Michael B                              1998         $143,625         Nil         $  6,878           30,000         Nil
Ridgway,
President                              1999         $126,976         Nil         $ 33,072           30,000         Nil

                                       2000         $ 41,411         Nil         $  7,309          230,000         $41,834
-------------------------------------------------------------------------------------------------------------------------------
Richard Justice,                       1999         $100,254         Nil         $ 18,869              Nil         Nil
Chief Financial Officer and
Chief Operating Officer                2000         $100,617         Nil         $ 18,156          118,000         Nil
-------------------------------------------------------------------------------------------------------------------------------
Chris Spring,                          1999         $114,342         Nil              Nil           50,000         Nil
General Manager,
Brocker Australia                      2000         $132,206         Nil         $ 19,816           81,000         Nil
-------------------------------------------------------------------------------------------------------------------------------
David Cooke,                           1999         $108,496         Nil              Nil              Nil         Nil
Director, Pritech
Corporation                            2000         $105,413         Nil         $ 32,522              Nil         Nil
-------------------------------------------------------------------------------------------------------------------------------
Richard Preston,                       2000         $ 88,524         Nil         $ 14,154           15,000         Nil
National Sales and
Marketing Manager,
Sealcorp Australia
-------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Includes taxable value of options exercised and taxable value of company vehicle use. Except as stated perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total annual salary and bonus.

(2) The aggregate cash compensation paid to the President and the Corporation's other four most highly compensated executive officers (its "named executive officers") by the Corporation and its subsidiaries for the year ended March 31, 2000 was $468,171.


Option Grants for the Fiscal Year Ended March 31, 2000

     The directors and senior officers of the Corporation were granted stock options for the purchase of Common Shares pursuant to the terms of the stock option plan of the Corporation during the fiscal year ended March 31, 2000. The Corporation has not granted any share appreciation rights. The following table sets forth certain information relating to the stock options granted to the directors during the financial year ended March 31, 2000:

Option Grants During the Most Recently Completed Financial Year


     ---------------------------------------------------------------------------------------------------------
                                          % of Total                       Market Value
                                          Options                          of Shares
                                          Granted/                         Underlying
                                          Repriced to                      Options at
                                          Employees in                     Date of
                           Securities     the Financial                    Grant/
                           Under          Year Ended        Exercise       Repricing
                           Options        March 31,         Price          ($/Share)
      Name                 (shares)       2000(1)           ($/share)                       Expiration Date
     ---------------------------------------------------------------------------------------------------------
      Richard Justice      118,000        19.8%             $1.41          $1.41            July 2, 2004
     ---------------------------------------------------------------------------------------------------------
      Chris Spring         31,000         5.2%              $1.41          $1.41            July 2, 2004
     ---------------------------------------------------------------------------------------------------------
      Michael Ridgway      200,000        33.6%             $11.25         $11.25           February 29, 2005
     ---------------------------------------------------------------------------------------------------------
      Casey O'Byrne        100,000        16.8%             $11.25         $11.25           February 29, 2005
     ---------------------------------------------------------------------------------------------------------
      Andrew Chamberlain   50,000         8.4%              $11.25         $11.25           February 29, 2005
     ---------------------------------------------------------------------------------------------------------

Notes:

(1) During the fiscal year ended March 31, 2000, the Corporation granted options to acquire shares for an aggregate of 696,000 Common Shares.

Value of Aggregated Options Exercised During the Fiscal Year Ended March 31, 2000 and Financial Year End Option Values

     The following table sets forth certain information relating to options exercised by named executive officers and directors of the Corporation during the financial year ended March 31, 2000 and the number and accrued value of unexercised stock options as at March 31, 2000:

Aggregated Option Exercises During the Year Ended March 31, 2000 and Option Values at March 31, 2000

     ----------------------------------------------------------------------------------------------------------
                                                                                         Value of Unexercised
                                                                     Unexercised         In- The-Money Options
                              Shares Acquired    Aggregate Value     Options at March    at March 31, 2000(2)
     Name                     on Exercise (#)    Realized ($)        31, 2000(1) (#)     ($)
     ----------------------------------------------------------------------------------------------------------
     Michael B. Ridgway       Nil                Nil                 230,000             $395,500
     ----------------------------------------------------------------------------------------------------------
     Richard Justice          Nil                Nil                 118,000             $1,220,120
     ----------------------------------------------------------------------------------------------------------
     Casey J. O'Byrne         5,000              $37,100             302,000             $2,177,730
     ----------------------------------------------------------------------------------------------------------
     Daniel Hachey            50,000             $350,500            Nil                 Nil
     ----------------------------------------------------------------------------------------------------------
     Julia Clarkson           Nil                Nil                 50,000              $512,500
     ----------------------------------------------------------------------------------------------------------
     Chris Spring             Nil                Nil                 81,000              $813,040
     ----------------------------------------------------------------------------------------------------------
     Richard Preston          Nil                Nil                 15,000              $158,500
     ----------------------------------------------------------------------------------------------------------
     Andrew Chamberlain       Nil                Nil                 50,000              $25,000
     ----------------------------------------------------------------------------------------------------------
     Paul Stein               50,000             $15,000             Nil                 Nil
     ----------------------------------------------------------------------------------------------------------

     Notes:

(1)  All options shown are exercisable.

(2) The value of unexercised in-the-money stock options has been determined by subtracting the exercise price of the option from the closing Common Share price of $11.75 on March 31, 2000 as quoted by The Toronto Stock Exchange, and multiplying that number by the number of Common Shares that may be acquired upon the exercise of the option.

The Corporation does not have a long term incentive plan established for the benefit of its named executive officers or directors.

Compensation of Directors

     No cash remuneration was paid to the non-executive directors of the Corporation, in their capacities as directors, during the financial year ended March 31, 2000, other than reimbursement of expenses incurred in connection with their duties as directors. Compensation is payable to Daniel Hachey and Julia Clarkson on the basis of $1,000 per meeting for Board meetings and $500 per meeting for committee meetings. Directors were granted options to acquire shares, the details of which are set out in the tables above.

Compensation of Executive Officers

     The aggregate cash compensation paid by the Corporation for services rendered by its named executive officers during the last completed financial year was $468,171. The aggregate value of all other compensation paid to these five executive officers of the Corporation during its fiscal year ended March 31, 2000 did not exceed 10% of the aggregate cash compensation of the executive officers as a group.

                                  STOCK OPTIONS

     The Corporation has established a Stock Option Plan (the "Plan") pursuant to which the Board of Directors of the Corporation may grant options to purchase Common Shares to the officers, directors and employees of the Corporation or affiliated corporations and to consultants retained by the Corporation.

     The aggregate number of Common Shares reserved for issuance under the Plan is set at a maximum of 2,800,000 Common Shares (being approximately 18.2% of the presently issued and outstanding shares of the Corporation). There are presently options outstanding to purchase an aggregate of 1,318,000 Common Shares. An aggregate of 177,000 Common Shares were issued pursuant to duly exercised stock options during the fiscal year ended March 31, 2000. The aggregate number of Common Shares issuable to any one person may not exceed 5% of the total number of issued and outstanding Common Shares and the aggregate number of Common Shares issuable to insiders as a group may not exceed 10% of the total number of issued and outstanding Common Shares. The period during which an option granted under the Plan is exercisable may not exceed ten years from the date such option is granted. The price at which Common Shares may be acquired upon the exercise of an option may not be less than the closing price of the Common Shares, on the last business day prior to the date the option was granted, traded on the Toronto Stock Exchange.

     Options granted under the Plan are non-assignable and are subject to early termination in the event of the death of a participant or in the event a participant ceases to be an officer, director, employee, or consultant of the Corporation, or a subsidiary, as the case may be.

     Subject to the foregoing restrictions and certain other restrictions set forth in the Plan, the Board of Directors of the Corporation is authorized to provide for the granting of options and the exercise and method of exercise of options granted under the Plan.

     As at July 27, 2000, there were an aggregate of 1,318,000 options issued and outstanding, the details of which are as follows:

---------------------------------------------------------------------------------------------------------
GROUP (NUMBER               AGGREGATE COMMON         DATE OF GRANT       EXPIRY           EXERCISE PRICE
OF OPTIONEES)               SHARES UNDER OPTION                          DATE
---------------------------------------------------------------------------------------------------------

Current named executive     160,000                  Dec. 6, 1996        Dec. 1, 2001     $1.18
officers (5)                57,000                   Dec. 6, 1996        Dec. 1, 2001     1.31
                            80,000                   Nov. 20, 1997       Nov. 20, 2002    1.90
                            149,000                  July 6, 1999        July 2, 2004     1.41
                            300,000                  Feb. 29, 200        Feb. 29, 2005    11.25
                            -------
                            746,000
                            =======
---------------------------------------------------------------------------------------------------------

Current directors           50,000                   Nov. 30, 1998       Nov. 30, 2003    $1.50
(who are not named          50,000                   Feb. 29, 2000       Feb. 29, 2005    11.25
executive officers (2)      ------
                            100,000
                            =======
---------------------------------------------------------------------------------------------------------

All other Employees (8)     25,000                   Dec. 6, 1996        Dec. 1, 2001     $1.18
                            250,000                  Nov. 20, 1997       Nov. 20, 2002    1.90
                            197,000                  July 6, 1999        July 2, 2004     1.41
                            -------
                            472,000
                            -------

---------------------------------------------------------------------------------------------------------


                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

During the last fiscal year, the corporation provided an interest-free short-term advance to the Corporation's President, Michael B. Ridgway, of Auckland, New Zealand. The largest amount outstanding during the last fiscal year was $4,663 (NZ) and the balance as at March 31, 2000 was $4,230. Directors of the Company have exercised stock options. The funds required to exercise certain of these options have been loaned to the Directors by Brocker Technology Group (NZ) Limited. As at March 31, 2000 the outstanding amount was $540,115. The current market value of the shares, held as security over these loans is in excess of $3.8 million (this balance is included in other receivables). The maximum amount outstanding during the year in respect of these loans was $749,375. The loan to each Director is repayable on demand or within 30 days of the individual ceasing to be a Director of the Company or one of its subsidiaries. The beneficial ownership of the shares are held as security over the loan, and the Company retains the right to either sell or cancel the shares to settle any outstanding amounts and the employee may not sell or transfer the shares prior to settlement of the amounts outstanding. All loans to directors and officers of the company are full recourse loans.

                             PRINCIPAL SHAREHOLDERS

     As at July 27, 2000, the following table includes the only persons who owned of record or, to the knowledge of the Corporation, owned beneficially, directly or indirectly, more than 10% of the Common Shares of the Corporation:

------------------------------------------------------------------------------------------------------------
                                    Prior to giving effect to the             After giving effect to the
                                  exercise of the Special Warrants         Exercise of the Special Warrants
------------------------------------------------------------------------------------------------------------
Principal Shareholders              Number            % of Class             Number              % of Class
                                   of Shares                                of Shares
------------------------------------------------------------------------------------------------------------
Michael B. Ridgway                3,035,848(1)           19.7%             3,035,848(1)             15.8%
Auckland, New Zealand
------------------------------------------------------------------------------------------------------------


Notes:

As at July 27, 2000, the directors and officers of the Corporation held 3,629,638 Common Shares representing 23.5 % of the Common Shares outstanding prior to the exercise of the Special Warrants and 18.9% of the Common Shares outstanding after the exercise of the Special Warrants.

(1)  Does not include shares to be issued pursuant to the exercise of options.

                                 ESCROWED SHARES

     Pursuant to an escrow agreement (the "ICS Escrow Agreement") dated March 31, 1997 among the Corporation, Montreal Trust Company of Canada (the "ICS Trustee") and Roger Henry Carter and Roger Henry Carter, Glenda Margaret Carter and Henry Bernard Chellew as ICS Trustees of the Roger Henry Carter and Glenda Margaret Carter Family Trust (the "Escrowed ICS Shareholders"), the Escrowed ICS Shareholders have deposited with the Trustee an aggregate of 760,500 Common Shares (the " ICS Escrowed Shares") representing at July 27, 2000, prior to this offering of Special Warrants, 5% of the total outstanding Common Shares of the Corporation. Pursuant to the terms of the ICS Escrow Agreement, the ICS Escrowed Shares will be released at the rate of one share for each $1.65 of cash generated by or from Industrial Communications Service Ltd., subject to a maximum of one-third of such shares being released each year. As at July 27, 2000 there have been no releases pursuant to the ICS Escrow Agreement.

     Pursuant to a sale and purchase of business agreement (the "Powercall Agreement") dated April 1, 1997 among Powercall, the Corporation and N & N Lyttle Family Trust, Reed Dewhirst Family Trust, Duncraft Family Trust and Gregory Hunt (the "Escrowed Powercall Shareholders"), the Escrowed Powercall Shareholders have deposited an aggregate of 238,135 Common Shares (the
"Powercall Escrowed Shares") representing at July 27, 2000, prior to this offering of Special Warrants, 1.5% of the total outstanding Common Shares of the Corporation. Pursuant to the terms of the Powercall Agreement, the Powercall Escrowed Shares will be released at the rate of one share for each $1.75 of cash flow generated by or from Powercall Limited subject to a maximum of one-third of such shares being released each year. In addition to the shares presently being held in escrow, a further 201,839 shares have been issued and released to the Escrowed Powercall Shareholders.

     Pursuant to an escrow agreement (the "NZ Online Escrow Agreement") dated December 24, 1997 among the Corporation, Montreal Trust Company of Canada (the "NZ Online Trustee"), Brocker Investments (NZ) Limited and Laurence John Ryan and M & H Trustee Services Limited (the "Escrowed NZ Online Shareholders"), the Escrowed NZ Online Shareholders have agreed to deposit with the NZ Online Trustee certain of the shares issuable pursuant to the acquisition of NZ Online (the "NZ Online Escrowed Shares"). The NZ Online Escrow Agreement provides that the NZ Online Escrowed Shares may not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the prior written consent of the principal stock exchange on which the Corporation's Common Shares are listed and posted for trading. Pursuant to the terms of the NZ Online Escrow Agreement, the NZ Online Escrowed Shares will be released at the rate of one share for each $1.75 of cash flow generated by or from New Zealand OnLine Limited. To date no shares have been issued pursuant to the acquisition of NZ Online.

     Pursuant to an escrow agreement (the "Easy PC Agreement") dated July 10, 1997 among Montreal Trust Company of Canada (the "Easy PC Trustee"), the Corporation and Jonathan Barker, Moira Dobson, Riley Thorp Associates, Mick Laverty, Claire Philipson, Geoff Andoe and Jo Andoe (the "Escrowed Easy PC Shareholders"), the Escrowed Easy PC Shareholders have deposited with the Easy PC Trustee an aggregate of 16,785 Common Shares (the "Easy PC Escrowed Shares") representing at July 27, 2000, prior to this offering of Special Warrants, 0.1% of the total outstanding Common Shares. The Easy PC Escrow Agreement provides that the Easy PC Escrowed Shares may not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the prior written consent of the stock exchange on which the Corporation's Common Shares are listed and posted for trading.
Pursuant to the terms of the Easy PC Escrow Agreement, the Easy PC Escrowed Shares will be released at the rate of one share for each

$1.75 of cash flow generated by or from Easy PC Computer Rentals Limited subject to a maximum of one-third of such shares being released each year. As at July 27, 2000 there have been no releases pursuant to the Easy PC Escrow Agreement

     Pursuant to an escrow agreement (the "1World Escrow Agreement") dated June 10, 1998 among the Corporation, Montreal Trust Company of Canada (the "1World Trustee"), Brocker and Gary McNabb ("McNabb"), McNabb agreed to deposit with the 1World Trustee certain of the shares issuable pursuant to the acquisition of 1World (the "1World Escrowed Shares"). The 1World Escrow Agreement provides that the 1World Escrowed Shares may not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the prior written consent of the Toronto Stock Exchange. Pursuant to the terms of the 1World Escrow Agreement, the 1World Escrowed Shares will be released at the rate of one share for each $1.31 of cash flow generated by or from New Zealand Online Limited. As at July 27, 2000 there have been no shares deposited in escrow pursuant to the 1World Escrow Agreement.

                                    PROMOTERS

     Michael B. Ridgway may be considered to be the promoter of the Corporation as he has taken the initiative in substantially reorganizing the Corporation.

     Mr. Ridgway, indirectly through holding companies, received 500,000 Common Shares of the Corporation, with a deemed value of $0.20 per share, in exchange for the transfer of the shares of Classic Portraits and Design Ltd. which company was subsequently disposed by the Corporation. Mr. Ridgway was also a shareholder of Sealcorp Computer Products Ltd., which was acquired by Brocker in 1994. Pursuant to that acquisition, Mr. Ridgway was issued a promissory note in the amount of NZ $907,500 bearing interest at 10% per annum. In 1996 that note was settled by Brocker issuing to Mr. Ridgway, 860,755 Series A Preferred Shares, with a deemed value of $1.00 per share, and granting to Mr. Ridgway warrants to purchase 148,500 Common Shares at a price of $1.10 per share. These warrants have been exercised by Mr. Ridgway, and the Series A Preferred Shares have all been either redeemed or converted into Common Shares.

     In addition, Mr. Ridgway has been granted stock options to purchase Common Shares and has been provided with loans by the Corporation. See "Stock Options".

                                LEGAL PROCEEDINGS

     As at the date hereof, neither the Corporation nor any of its subsidiaries, are involved in any material legal proceedings by or against the Corporation or its subsidiaries, nor is management of the Corporation aware of any potential claims which might reasonably be expected to give rise to legal proceedings

                           DIVIDEND RECORD AND POLICY

     Brocker does not intend to pay dividends on the Common Shares in the foreseeable future. The future payment of dividends will be dependent upon the financial requirements of Brocker to fund future growth, the financial condition of Brocker and other factors the board of directors of Brocker may consider appropriate in the circumstances.

                                   PRIOR SALES

     In the 12 months prior to the date hereof, the only Common Shares issued by Brocker were as follows:

Common Shares:

--------------------------------------------------------------------------------
     Date of Issuance               Number of               Issue Price
                              Common Shares Issued          Per Share ($)
--------------------------------------------------------------------------------
August 25, 1999                     73,565(1)                   1.30
--------------------------------------------------------------------------------
August 26, 1999                    173,076(1)                   1.30
--------------------------------------------------------------------------------
September 13, 1999                  25,000(2)                   1.18
--------------------------------------------------------------------------------
September 13, 1999                  36,750(1)                   1.30
--------------------------------------------------------------------------------
October 28, 1999                   490,874(1)                   1.30
--------------------------------------------------------------------------------
November 30, 1999                  710,348(1)                   1.30
--------------------------------------------------------------------------------
December 7, 1999                    12,000(2)                   0.30
--------------------------------------------------------------------------------
December 13, 1999                   20,000(2)                   1.52
--------------------------------------------------------------------------------
December 17, 1999                    5,000(2)                   1.18
--------------------------------------------------------------------------------
January 5, 2000                     15,000(2)                   1.18
--------------------------------------------------------------------------------
February 2, 2000                    46,337(4)                   1.75
--------------------------------------------------------------------------------
February 11, 2000                   50,000(2)                   1.99
--------------------------------------------------------------------------------
February 17, 2000                   25,000(3)                   8.50
--------------------------------------------------------------------------------
May 18, 2000                       155,241(5)                   1.75
--------------------------------------------------------------------------------
July 17, 2000                      148,000(6)                   1.25
--------------------------------------------------------------------------------

Notes:

(1)  Common Shares issued on conversion of Series A Preferred Shares.

(2)  Common Shares issued upon exercise of stock options.

(3)  Common Shares issued in consideration of consulting services.

(4) Common Shares issued pursuant to agreement relating to the acquisition of Microchannel Ltd.

(5) Common Shares issued pursuant to agreement relating to the acquisition of Powercall.

(6)  Common Shares issued pursuant to exercise of Warrants.

Warrants:

--------------------------------------------------------------------------------
     Date of Issuance        Number of Warrants Issued     Exercise Price
--------------------------------------------------------------------------------
July 16, 1999                    1,000,000                     $1.25
--------------------------------------------------------------------------------
December 15, 1999                  486,000(1)                  $3.15
--------------------------------------------------------------------------------
January 21, 2000                   200,000(2)                  $6.25
--------------------------------------------------------------------------------
January 21, 2000                    28,400(3)                  $6.25
--------------------------------------------------------------------------------

Notes:

(1) Finders' Warrants issued to acquire Common Shares at $3.15 per share on or before June 15, 2001 issued in connection with the private placement of First Special Warrants.

(2) Agent's Special Options issued in connection with the private placement of Second Special Warrants.

(3) Undertakings issued in connection with the private placement of Second Special Warrants.

Special Warrants:

--------------------------------------------------------------------------------
     Date of Issuance    Number of Special Warrants Issued     Purchase Price
--------------------------------------------------------------------------------
December 15, 1999                 1,800,000(1)                     $2.70
--------------------------------------------------------------------------------
January 21, 2000                  1,800,000(2)                     $6.25
--------------------------------------------------------------------------------

Notes:

(1) Each First Special Warrant entitles the holder thereof to acquire one Common Share and one Half Warrant at no additional cost. Two Half Warrants entitle the holder to acquire one Common Share at a price of $3.15 on or before June 15, 2001.

(2) Each Second Special Warrant entitles the holder thereof to acquire 1.1 Common Share at no additional cost.

                 PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

     The Common Shares are listed and posted for trading on The Toronto Stock Exchange under the symbol "BKI". The following table sets forth the high and low prices and trading volume on The Toronto Stock Exchange of the Common Shares for the periods indicated

     -----------------------------------------------------------------------
                                           High         Low         Volume
     -----------------------------------------------------------------------
                                           ($)          ($)
     -----------------------------------------------------------------------
     2000
     -----------------------------------------------------------------------
     July (to the 26th)                    8.20         7.05        201,752
     -----------------------------------------------------------------------
     June                                  8.20         7.10        289,067
     -----------------------------------------------------------------------
     May                                   9.45         6.00        496,403
     -----------------------------------------------------------------------
     April                                11.65         7.75        628,044
     -----------------------------------------------------------------------
     March                                17.20        10.40      1,465,760
     -----------------------------------------------------------------------
     February                             11.40         8.00        786,658
     -----------------------------------------------------------------------
     January                              12.10         8.50        866,839
     -----------------------------------------------------------------------
     1999
     -----------------------------------------------------------------------
     4th Quarter                          12.50         4.00      2,730,987
     -----------------------------------------------------------------------
     3rd Quarter                           3.85         1.40      1,641,039
     -----------------------------------------------------------------------
     2nd Quarter                           1.55         1.00        851,063
     -----------------------------------------------------------------------
     1st Quarter                           1.45         1.20        224,353
     -----------------------------------------------------------------------
     1998
     -----------------------------------------------------------------------
     4th Quarter                           1.55         1.15        476,225
     -----------------------------------------------------------------------
     3rd Quarter                           1.48         1.20        552,100
     -----------------------------------------------------------------------
     2nd Quarter                           1.76         1.25        631,292
     -----------------------------------------------------------------------


     On November 23, 1999 and December 7, 1999, the dates prior to the dates on which the issues of the First Special Warrants and Second Special Warrants were applied for, the closing price of the Common Shares on the Toronto Stock Exchange (as reported by such exchange) was $2.99 and $6.25, respectively.

                                  RISK FACTORS

     In addition to risks described elsewhere in this prospectus, prospective investors should carefully consider each of, and the cumulative effect of all of, the following risk factors.

General and Economic Risk

     The Corporation's New Zealand operations represent the major geographical component of its business. Last year New Zealand operations contributed approximately 63.7% of the Corporation's sales and, accordingly, represents one of the major considerations in terms of future uncertainties. Brocker's operations have not been detrimentally influenced by the Asian financial situation. Despite the media focus on negative issues, management of the Corporation believes the underlying fear of the Asian financial situation significantly impacting the New Zealand economy may have been over emphasized

Reliance on Telecom New Zealand

     The Corporation's business relating to the distribution of wireless telecommunication products is primarily dependent upon its agreement with Telecom New Zealand. Sales of wireless telecommunication products pursuant to this agreement represented approximately 45% of the Corporation's revenues for the fiscal year ended March 31, 1999. The termination or non-renewal of this agreement, or a reduction in sales thereunder, would have a material adverse affect on the Corporation. Telecom has entered into a similar arrangement with another company, which is now in competition with Brocker in that market.

     The agreement with Telecom is also important to Brocker because under the agreement: (i) Telecom is required to protect Brocker against many of the risks associated with this business, such as bad debts, product obsolescence and excess inventory; and (ii) Brocker is required to limit its net profit margin percentage, from this business to a level lower than is typical for this industry.

Industry and Market Risk

     The IT & T industry has experienced decreasing prices as technological developments continue to evolve and the margins on products decrease. Recognizing this trend some time ago, the Corporation embarked on a program to increase the number and variety products and services that it offers, rather than remain restricted to those related to the traditional personal computer hardware and software that previously formed the majority of the Corporation's business.

Currency and Exchange Rate Risk

     The Corporation hedges normal trading arrangements when possible, by purchasing options for the currency of sale. For example, where New Zealand operations purchase goods supplied from Australia the purchase price may be denominated in Australian dollars. In situations of significant risk, foreign currency risk insurance is purchased, particularly where purchases are made to satisfy specific sales contracts.

     Apart from trading arrangements, the key currency exposures relate to the geographic location of the assets of the Corporation's operations in New Zealand, Australia and Canada. During recent times, fluctuations in exchange rates have adversely impacted the value of Brocker's assets when denominated in Canadian Dollars.

     The Corporation has occasionally used a very limited number of forward exchange contracts and currency options to hedge purchases of inventory in foreign currencies. The Corporation's exchange rate commitments are intended to minimize the exposure to exchange rate movement risk on the cost of its products and on the price it is able to sell those products to its customers. Brocker does not use foreign exchange instruments for trading or any other purpose.

     A risk inherent in using forward contracts is the potential that the New Zealand Dollar will move favorably against the foreign currency that has been hedged. This is an opportunity cost, which is mitigated by the certainty of pricing that results from the hedge.

     No forward exchange contracts have been entered into during the past two financial years. During the fiscal year ended March 31, 1998, the average value of these forward contracts amounted to NZ$1,232,000 and were entered as a hedge against purchases effected in New Zealand and made in Australian dollars. The majority of the Corporation's major suppliers currently invoice in New Zealand Dollars. This should minimize Brocker's exchange risk on the transactions and, therefore, eliminates the need for foreign exchange hedging.

Competition

     The Corporation operates in a highly competitive, dynamic and evolving industry. Competition is likely to intensify as current competitors expand their product offerings as new technologies develop and as new companies enter the industry. The Corporation must compete with a number of competitors that have greater financial, technical and marketing resources. Brocker believes that the principal factors affecting all competitors in its markets are standards compliance, product quality, performance, reliability, ease-of-use, application engineering support and price. The Corporation expects that these factors will remain competitive issues in the future. There can be no assurance that the Corporation will be able to compete successfully against current or future competitors, or that the competitive pressures faced by the Corporation will not have a material adverse effect on its business, operating results or financial condition.

     Management of the Corporation believes that future growth depends on the Corporation's ability to successfully market its proprietary software applications. The principal focus at present is on applications that facilitate B2B e-commerce and business-related communications. The market for Brocker's proprietary products is intensely competitive, subject to rapid technological change and is significantly affected by new product introductions and other market activities of industry participants. Management expects competition to persist and intensify in the future. Competition for the Corporation's proprietary software applications currently includes: (i) software development and/or distribution companies that sell competing software solutions or development tools that can be used to develop these solutions, (ii) consulting companies that design and implement custom solutions, and (iii) in-house development efforts by prospective customers.

     The Corporation is seeking to compete in the market for B2B solutions by offering Supercession, which Management believes is relatively easy to implement, provides a high degree of functionality relative to its price, and is designed to integrate with certain ERP software that is sold by PeopleSoft, Inc.

     Many of the Corporation's competitors have substantially greater financial, technical, and marketing resources and substantially greater name recognition than the Corporation. For example, in the area of providing software solutions for B2B e-commerce, the Corporation faces competition from companies such as Broadvision, Inc., International Business Machine, Netscape Communication Corp., Microsoft Corporation, and Vignette Corp.

     One of the advantages of the Supercession product is that it is designed to integrate with certain PeopleSoft enterprise resource planning software. At present, PeopleSoft does not offer a product that competes with the Supercession product. There is no assurance that PeopleSoft will not do so in the future. If PeopleSoft begins to market a competing product, one of the key competitive advantages of the Corporation's product will be diminished or eliminated.

     Prior to Digital's merger with Compaq, Sealcorp New Zealand was contractually entitled to be the exclusive distributor of Digital products in New Zealand. As a result of that merger, Sealcorp New Zealand is no longer the exclusive distributor, and is in competition with other companies regarding the sale of Digital - Compaq products.

     The Corporation had been the only company that had an agreement respecting the distribution of Wilders Telecommunication products for Telecom New Zealand. Telecom has now entered into a distribution agreement with another company, which is now in competition with the Corporation.

Technological Change, New Products and Standards

     The Corporation's inability, for technological or other reasons, to enhance, develop and introduce products in a timely manner in response to changing market conditions or customer requirements could have a material adverse effect on the Corporation's results of operations. The ability of the Corporation to compete successfully will depend in large measure on its ability to maintain a technically competent research and development staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of its products with evolving industry standards and protocols and competitive network operating environments. There can be no assurance that the Corporation will be successful in its efforts in these respects.

Dependence on Proprietary Technology

     The Corporation relies on a combination of trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. Despite the Corporation's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Corporation's products or to obtain information the Corporation regards as proprietary. Policing unauthorized use of the Corporation's proprietary technology, if required, may be difficult, time-consuming and costly. In addition, the laws of certain countries in which the Corporation's products are sold or licensed do not protect its products and related intellectual property rights to the same extent as the laws of New Zealand, Australia, Canada and the United States. There can be no assurance that the Corporation's means of protecting its proprietary rights will be adequate, the effect of which may be materially adverse to the Corporation.

Risk of Third Party Claims for Infringement

     There can be no assurance that third parties will not claim that the Corporation or its licensors have infringed such third party's proprietary rights with respect to current or future products. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays, or require the Corporation to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Corporation.

Management of Future Growth and Expansion

     The Corporation's business has grown rapidly since 1994. Planned expansion of the Corporation's business and its future success will depend on its ability to manage growth as it expands its products and marketing capacities, which may place a significant strain on the Corporation's management resources, employees and operations. To manage growth effectively, the Corporation will be required to continue to implement changes in certain aspects of its business, expand its operations and develop, train, manage and assimilate an increasing number of management-level and other employees. If management is unable to manage growth effectively, the Corporation could be adversely affected.

Dependence on Key Personnel

     The success of the Corporation is largely dependent on the performance of its key employees. Failure to retain key employees and to attract and retain additional key employees with necessary skills could have a material adverse impact upon the Corporation's growth and profitability. Competition for highly skilled management, technical, research and development, sales, and other employees are intense in the IT & T industry. The Corporation's progress to date has been dependent, to a significant extent, on the skills of its senior management and in particular Michael Ridgway. The departure or death of certain members of the executive team could have a material adverse affect on the Corporation.

Limited Financial Resources/Need for Future Financing

     The Corporation is engaged in a capital intensive business and its financial resources are substantially smaller than the financial resources of its principal current competitors. The net proceeds from the sale of the Special Warrants and the current working capital of the Corporation may not be sufficient to enable the Corporation to implement its medium to long-term business plan. There is no assurance that, if, as and when the Corporation seeks additional equity or debt financing, the Corporation will be able to obtain the additional financial resources required to successfully compete in its markets on favourable commercial terms or at all.

Potential Fluctuations in Quarterly Results

     The Corporation's quarterly financial results will be impacted significantly by the timing of new releases of its products and the timing of substantial orders. The Corporation's operating expenses are based on anticipated revenue levels in the short term, are relatively fixed, and are incurred throughout the quarter. As a result, if expected revenues are not realized on a timely basis, the Corporation could be materially adversely affected. Quarterly financial results in the future may be influenced by these or other factors, including possible delays in the shipment of new products. Accordingly, there may be significant variations in the Corporation's quarterly financial results.

     The Corporation's financial results are reported in Canadian dollars. A substantial portion of the Corporation's revenues are denominated in New Zealand dollars. Any fluctuations in the value of the Canadian dollar relative to the New Zealand dollar may result in variations in the sales and earnings of the Corporation expressed in Canadian dollars due to of the geographic mix of the Corporation's customers, and may have a material effect on the Corporation.

Risks Related to Acquisitions

     The Corporation may expand its operations and business by acquiring additional businesses, products or technologies. There can be no assurance that the Corporation will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses, products or technologies into the Corporation without substantial expenses, delays or other operational or financial problems. Furthermore, acquisitions may involve a number of special risks, including diversion of management's attention, failure to retain key personnel, unanticipated events or circumstances and legal liabilities, some or all of which could have a material adverse effect on the Corporation. In addition, there can be no assurance that acquired businesses, products or technologies, if any, will achieve anticipated revenues and income. Acquisitions could also result in potentially dilutive issuances of equity securities. The failure of the Corporation to manage its acquisition strategy successfully could have a material adverse effect on the Corporation.

International Sales

     Sales outside of Canada represent the majority of the Corporation's total gross revenues. The Corporation believes that its continued growth and profitability will require additional expansion of its sales in foreign markets. Sales to international customers are subject to a number of risks and uncertainties including, but not limited to, changes in foreign government regulations and telecommunications standards, export license requirements, tariffs and taxes, other trade barriers, fluctuations in currency exchange rates, difficulty in collecting accounts receivable, difficulty in staffing and managing foreign operations, and potential political and economic instability. While international sales are typically denominated in New Zealand dollars and Brocker typically extends limited credit terms, fluctuations in currency exchange rates could cause the Corporation's products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. There can be no assurance that the Corporation will be successful in maintaining or increasing international market demand for the Corporation's products.

Year 2000

     The Corporation established an initiative involving internal and external resources to identify, assess and manage its risk related to the Y2K issue. In addition, the Corporation requested confirmation of Y2K compliance from suppliers of material systems and applications. Although the Corporation's systems and hardware have operated successfully since December 31, 1999, there is no assurance that Y2K compliance problems will not arise subsequent to December 31, 1999. The risk exists that the Corporation's suppliers or the Corporation's customers are non-compliant and the Corporation could be consequently affected by such non-compliance. This could result in an interruption in supplies or demand for the Corporation's products which in turn could have a material adverse effect on the Corporation..

Dilution

     The effective offering price of the Common Shares underlying the Special Warrants (being $2.70 and $6.25 per Common Share, respectively) exceeds the net tangible book value per Common Share as of March 31, 2000, by $2.11 per Common Share or 78% and $5.33 per Common Share or 85%, respectively, after giving effect to the issuance of the Common Shares on exercise of the Special Warrants and Warrants. See "Dilution".

Concentration of Share Ownership

     Michael B. Ridgway will continue to maintain effective control of the Corporation after giving effect to the issuance of the Common Shares issuable upon exercise of Special Warrants. As a result, Mr. Ridgway will be able to continue to exercise significant influence over all matters requiring shareholder approval, including the election of directors and the approval of fundamental changes to the Corporation. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Corporation, its board of directors or management. See

"Principal Shareholders".

                                    DILUTION

     The issue price of $2.70 for each First Special Warrant and $6.25 for each Second Special Warrant exceeds the net tangible book value per Common Share as at March 31, 2000, after giving effect to the exercise of the First Special Warrants and the Second Warrants by $2.11 per Common Share or 78% and $5.33 per Common Share or 85%, respectively.

     The following table sets forth the dilution per Special Warrant:

                                                                                 $2.70      $6.25
Net tangible book value per Common Share before distribution                      0.35       0.35
Increase in net tangible book value per Common Share attributable                 0.24       0.57
     to this offering                                                            -----
Net tangible book value per Common Share after the distribution                   0.59       0.92
                                                                                             ----

Offering Price of First Special Warrants                                                    $2.70
Dilution to subscribers of First Special Warrants                                           $2.11
                                                                                            =====
Percentage of dilution in relation to the offering price in respect of the                    78%
First Special Warrants

Offering Price of Second Special Warrants                                                   $6.25
Dilution to subscribers of Second Special Warrants                                          $5.33
                                                                                            =====
Percentage of dilution in relation to the offering price in respect of the                    85%
Second Special Warrants

           INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     No director or senior officer of Brocker, insider of Brocker, or any associate or affiliate of any of the foregoing persons, has or had any material interest in any transaction within the last three years or any proposed transaction that has materially affected, or will materially affect, Brocker or any of its affiliates, except as disclosed elsewhere in this document, including under "Intercorporate Relationships", "Executive Compensation", "Stock Options" and "Indebtedness of Directors and Senior Officers" and other than the following:

1. The law firm of Cassels Brock & Blackwell provided legal services to the Corporation while Paul Stein (a partner of that firm) was a director of the Corporation.

2. Chamberlain Hutchinson provides legal services to the Corporation and Andrew J. Chamberlain Professional Corporation is a partner of that firm. Andrew J. Chamberlain is the Corporate Secretary and a director of the Corporation.

                               MATERIAL CONTRACTS

     Except for contracts entered into in the ordinary course of business, the only material contracts entered into by the Corporation in the two years immediately prior to the date hereof which can reasonably be regarded as presently material to the Corporation that have not been disclosed elsewhere in this prospectus are the following:

1.   the Agency Agreement referred to under "Details of the Offering"; and

2.   the Special Warrant Indenture referred to under "Details of the Offering".

     Copies of these agreements will be available for inspection at the head office of the Corporation and at the offices of Chamberlain Hutchinson, 1310 Merrill Lynch Tower, 10205 - 101 Street, Edmonton, Alberta T5J 2Z2, during normal business hours until September 30, 2000.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of the Corporation are KPMG, Chartered Accountants, Auckland, New Zealand.

     Montreal Trust Company of Canada, at its offices in Calgary, Alberta and Toronto, Ontario is the transfer agent and registrar for the Common Shares and is the transfer agent and registrar of the Second Special Warrants. The Corporation at its registered office is the transfer agent and registrar of the First Special Warrants.

                          PURCHASERS' STATUTORY RIGHTS

     Securities legislation in several of the provinces provide purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages where the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the applicable province. The purchaser should refer to the securities legislation of the province in which the purchaser resides for the particulars of these rights or consult with a legal advisor.

                   CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

     In the event that a holder of a Special Warrant, who acquires a Common Share upon the exercise of a Special Warrant as provided for in this prospectus, is or becomes entitled under applicable legislation to the remedy of rescission by reason of this prospectus or any amendment thereto containing a misrepresentation, the holder shall be entitled to rescission not only of the holder's exercise of its Special Warrant but also of the private placement transaction pursuant to which the Special Warrant was initially acquired and shall be entitled, in connection with such rescission, to a full refund of all consideration paid to the Corporation on the acquisition of the Special Warrant. In the event the holder is a permitted assignee of the interest of the original Special Warrant subscriber, that permitted assignee shall be entitled to exercise the rights of rescission and refund described herein as if the permitted assignee was the original subscriber. The foregoing is in addition to any other right or remedy available to a holder of a Special Warrant under
Section 168 of the Securities Act (Alberta), Section 131 of the Securities Act (British Columbia), Section 130 of the Securities Act (Ontario) and similar sections of other applicable securities legislation or otherwise at law.

                          BROCKER TECHNOLOGY GROUP LTD

                              FINANCIAL STATEMENTS

                FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

BROCKER TECHNOLOGY GROUP LTD

FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


I N D E X


Auditors' Report                                                                 Page 2

Consolidated Balance Sheets                                                      Page 3

Consolidated Statements of Earnings                                              Page 4

Consolidated Statements of Retained Earnings                                     Page 5

Consolidated Statements of Movements in Foreign Currency Translation Reserve     Page 5

Consolidated Statements of Cash Flows                                            Page 6

Notes to Consolidated Financial Statements                                       Page 7

Auditors' report to the directors

We have audited the consolidated balance sheets of Brocker Technology Group Ltd as at March 31, 2000 and 1999 and the consolidated statements of earnings, retained earnings, foreign currency translation reserve and cash flows for the years ended March, 31 2000, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2000 and 1999 and the results of its operations and its cash flows, for the years ended March 31, 2000, 1999 and 1998, in accordance with Canadian generally accepted accounting principles.


Chartered Accountants


Auckland, New Zealand
July 27, 2000

BROCKER TECHNOLOGY GROUP LTD
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31, 2000 AND 1999

                                            Note           2000            1999
                                                            $               $
ASSETS
Current Assets
Cash                                                  8,637,357              --
Accounts receivable                                  19,068,160      22,909,294
Other receivables                           11        2,266,494       1,435,325
Inventories                                          20,293,533      15,276,865
Prepaid expenses and deposits                           154,708         917,009
Income taxes recoverable                                791,212         554,538
Future tax assets                           10          778,661         366,172
                                                   ------------    ------------

                                                     51,990,125      41,459,203

Deferred Development Costs                   5        1,593,621       1,252,368

Capital Assets                               4        5,307,852       5,551,068

Investment in Associated Company             6          833,000         604,433

Goodwill (Net of accumulated amortisation             1,803,957       1,876,325
of $1,312,810 ($1,036,327; 1999))                  ------------    ------------
                                                   $ 61,528,555    $ 50,743,397
                                                   ============    ============

LIABILITIES
Current Liabilities
Bank Overdraft                                               --          55,433
Accounts payable                                     26,467,639      36,648,724
Accrued liabilities                                   3,824,673       1,596,241
Income taxes payable                                    430,910              --
Financing facility                           8        7,502,880       3,213,122
Current portion of long-term debt            8          203,531         220,028
                                                   ------------    ------------

                                                     38,429,633      41,733,548

Long-Term Debt                               8        1,872,229       2,284,578

Future Tax Liability                        10           85,077          55,902
                                                   ------------    ------------

                                                     40,386,939      44,074,028
                                                   ------------    ------------

SHAREHOLDERS' EQUITY
Share Capital                                9       21,762,070       5,761,721
Foreign Currency Translation Reserve                 (1,745,415)       (799,084)
Retained Earnings                                     1,124,961       1,706,732
                                                   ------------    ------------

                                                     21,141,616       6,669,369
                                                   ------------    ------------

Commitments                                 16
Contingencies                               17
Subsequent Events                           18
                                                   $ 61,528,555    $ 50,743,397
                                                   ============    ============


Signed on behalf of the Board

(Signed)  "Casey J. O'Byrne"                  (Signed)  "Andrew J. Chamberlain"
----------------------------                  ---------------------------------
Director                                      Director

Date: July 27, 2000

See the accompanying notes to the consolidated financial statements.

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


                                              Note                2000              1999             1998
                                                                     $                 $                $

Revenue
Sales                                                      136,322,933       133,302,640       70,811,220

Cost of Goods Sold                                         118,934,768       115,611,548       56,410,370
                                                         -------------     -------------    -------------

Gross Margin                                                17,388,165        17,691,092       14,400,850
                                                         -------------     -------------    -------------

Operating Expenses
Depreciation and amortisation                                1,782,483         2,010,703        1,692,585
Net interest expense                             8           1,122,586         1,409,187          668,845
Salaries and commissions                                     8,904,799         6,348,910        6,431,431
Other operating expenses                                     5,926,969         7,043,157        4,225,153
                                                         -------------     -------------    -------------

Total operating expenses                                    17,736,837        16,811,957       13,018,014
                                                         -------------     -------------    -------------

Operating (Loss)/Income                                       (348,672)          879,135        1,382,836

Equity accounted losses of associated company                   83,180            91,330           79,953
                                                         -------------     -------------    -------------

(Loss)/Income before Income Tax Provision                     (431,852)          787,805        1,302,883

Income Tax Provision                             10             (2,824)          272,991          506,067
                                                         -------------     -------------    -------------

Net (Loss)/Earnings for the year                         $    (429,028)    $     514,814          796,816
                                                         =============     =============    =============

Earnings Per Common Share                        9 (d)   $       (0.04)    $        0.03             0.06
                                                         =============     =============    =============


See the accompanying notes to the consolidated financial statements.

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


                                                    2000           1999           1998
                                                       $              $              $

Retained Earnings, Beginning of the year       1,706,732      1,355,240        703,424

Net (Loss)/Earnings for the year                (429,028)       514,814        796,816

Discount on redemption of preferred shares            --             --         50,000

Preferred dividends paid                        (152,743)      (163,322)      (195,000)
                                             -----------    -----------    -----------

Retained Earnings, End of the year           $ 1,124,961    $ 1,706,732    $ 1,355,240
                                             ===========    ===========    ===========




BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED STATEMENTS OF MOVEMENTS IN FOREIGN CURRENCY TRANSLATION RESERVE

FOR THE YEARS ENDED MARCH 31, 2000 AND 1999


                                                  2000           1999           1998
                                                     $              $              $

Beginning of the year                         (799,084)      (881,364)       (82,609)

Difference arising on the translation of
foreign operations                            (946,331)        82,280       (798,755)
                                           -----------    -----------    -----------

End of the year                            $(1,745,415)   $  (799,084)   $  (881,364)
                                           ===========    ===========    ===========


See the accompanying notes to the consolidated financial statements.

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED CASH FLOW STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


                                              Note              2000            1999            1998
                                                                   $               $               $

Cash flows from operating activities

Receipts from customers                                  138,510,831     124,528,860      62,560,393
Payments to suppliers and employees                     (142,622,871)    (59,656,639)   (119,790,928)
Interest paid                                             (1,122,586)     (1,338,547)       (463,756)
Taxation paid                                               (247,826)       (417,742)       (970,979)
                                                        ------------    ------------    ------------

Cash flows from operating activities           14         (5,482,452)      2,981,643       1,469,019

Cash flows from investing activities

Proceeds from the sale of capital assets                      44,750          51,597          56,814
Purchase of capital assets                                (1,086,880)     (4,673,881)     (1,045,119)
Investment in associated company                            (356,354)       (428,440)       (343,066)
Purchase of subsidiaries                                     (33,831)       (412,566)       (523,181)
                                                        ------------    ------------    ------------
Cash flows from investing activities                      (1,432,315)     (5,463,290)     (1,854,552)

Cash flows from financing activities

Proceeds from share options exercised                        261,600          29,500         130,900
Proceeds from shares and warrants issued                  15,738,616              --              --
Proceeds from share warrants exercised                            --              --         495,000
Proceeds from mortgage finance raised                             --       2,428,692              --
Redemption of preferred shares                                    --              --        (543,049)
Repayment of mortgage finance                               (244,006)        (70,745)             --
Payment of dividend on preferred shares                     (152,743)       (163,322)       (195,000)
                                                        ------------    ------------    ------------

Cash flows from financing activities                      15,603,467       2,224,125        (112,149)
                                                        ------------    ------------    ------------

Net increase / (decrease) in cash equivalents              8,688,700        (257,522)       (497,682)



Cash / (Overdraft) at Beginning of the year                  (55,433)        205,365         602,233

Translation of cash equivalents to reporting currency          4,090          (3,276)        100,814
                                                        ------------    ------------    ------------

Cash/(Overdraft) at End of the year                        8,637,357         (55,433)        205,365
                                                        ============    ============    ============


See the accompanying notes to the consolidated financial statements.

BROCKER TECHNOLOGY GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


1.   BASIS OF PRESENTATION

a)   General

     Brocker Technology Group Ltd, ("the Company"), was incorporated under the Business Corporation Act (Alberta) on November 25, 1993, and obtained its listing on the Alberta Stock Exchange on April 14, 1994.

     On February 28, 1998 the Company transferred its listing to the Toronto Stock Exchange.

     These financial statements have been prepared in accordance with the generally accepted accounting principles of Canada.

b)   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


2.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Principles of Consolidation

          The consolidated financial statements include the financial statements of the Company and all of its subsidiary companies since the dates of their acquisition. Its wholly owned subsidiaries are as follows:

               Brocker   Technology   Group  (NZ)  Limited   (formerly   Brocker
               Investments (NZ) Limited)

               Brocker Investments (Australia) Pty Limited
               Brocker Financial Limited
               Sealcorp Computer Products Limited
               Sealcorp Telecommunications Group Limited
               Sealcorp Australia Pty Limited
               Easy PC Computer Rentals Limited
               Image Craft Limited
               Image Craft Australia Pty Limited (formerly Parilott Pty Limited) Industrial Communications Service Limited
               Photo Magic Limited
               Powercall Technologies Limited
               Pritech Corporation Limited
               Pritech Australia Pty Limited
               1 World Systems Limited (formerly Microchannel Limited)
               Tech Support Limited

          During  1998  Brocker   Technology  Group  Ltd  took  a  20%  founding
          shareholding in Highway Technologies Limited. This investment has been recorded using the equity method.

          As at March 31, 2000 the operations of Image Craft Limited, Northmark Technologies Limited and Photo Magic Limited were amalgamated with Brocker Technology Group (NZ) Limited.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)   Goodwill

          The excess of cost over the fair value of identifiable net assets of subsidiaries acquired is recorded as goodwill and is amortised on a straight-line basis over its estimated useful life, considered to be three to ten years. On an ongoing basis, management reviews the valuation and amortisation of goodwill taking into consideration any events and circumstances which might have impaired the fair value.

          Where an acquisition price is contingent on a future event or events, no additional goodwill is recognised until the final acquisition price can be reasonably determined.

     c)   Foreign Currency

          Foreign currency transactions are recorded at the exchange rates in effect at the date of settlement. Monetary assets and liabilities arising from trading are translated at closing rates. Gains and losses due to currency fluctuations on these items are included in the statement of earnings.

          The financial statements of foreign operations are translated to Canadian dollars using weighted average exchange rates for the year for items included in the statement of earnings, year end rates for assets and liabilities included in the balance sheet and historical rates for equity transactions. The cumulative translation adjustment represents the deferred foreign exchange gain or loss on the translation of the financial statements.

     The following rates were used in the preparation of the financial statements:

          New Zealand dollar        Average rate          Rate at March 31

          2000                      0.7565                0.7238
          1999                      0.7862                0.7976
          1998                      0.8833                0.7816

          Australian dollar         Average rate          Rate at March 31

          2000                      0.9436                0.8903
          1999                      0.9318                0.9455
          1998                      1.0055                0.9408

     d)   Inventories

          Inventories principally comprise finished goods and are carried at the lower of cost and net realisable value. Cost is determined on a weighted average or first in first out basis.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     e)   Capital Assets

          Capital assets are recorded at cost. Depreciation is calculated on a declining balance basis (except for leasehold improvements where a straight line basis is used) using the following rates:

               Land                                                 0%
               Buildings                                            2%
               Office equipment                                    20%
               Vehicles                                     20 and 26%
               Furniture and fixtures                              20%
               Computer hardware                             20 to 30%
               Computer software                             30 to 40%
               Plant and Equipment                           20 to 26%
               Leasehold improvements                     1 to 4 years
               Computer hardware held for rental          2 to 3 years

     f)   Revenue recognition

          The Company earns substantially all of its revenue from the sale and delivery of products to its customers. Revenue is recorded when the products are shipped to customers.

     g)   Research and development expenditures

          Research costs, other than capital expenditures, are expensed as incurred. Development costs are expensed as incurred unless they meet the criteria under generally accepted accounting principles for deferral and amortisation. Deferred development costs are amortised over the expected life of the developed product, currently a maximum of three years.

     h)   Future Income Taxes

          Income taxes are accounted for under the asset and liability method. Under this method, future tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognised in income in the period that substantive enactment or enactment occurs.

          Change in Accounting Policy

     In December 1997, the Canadian Institute of Chartered Accountants issued Handbook Section 3465, Income Taxes. The standard required a change from the deferred method of accounting for income taxed under Handbook Section 3470, Corporate Income Taxes, to the asset and liability method of accounting for income taxes.

     The Company has adopted Section 3465 retroactively with a minor reclassification of the 1999 balance sheet comparative figures. The adoption of
Section 3465 has had no impact on the earnings for the year ended March 31, 2000.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)   Earnings Per Share

          Earnings per share have been calculated based on the weighted average number of common shares outstanding. The fully diluted earnings per share have been calculated based on the assumption that all options would have been exercised.

          In both cases, common shares to be issued, or held in escrow, in respect of the settlement of earn-out consideration in relation to acquisitions are only taken into account in the calculation of earnings per share once the number of shares can be reasonably determined.

     j)   Stock options

          The Company has a stock  option plan.  When stock  options are issued, the value of the options is not determined or recorded. Any consideration received on the exercise of stock options is credited to share capital.

     k)   Cash and cash equivalents

          Cash and cash equivalents consist of cash on hand and balances with banks, and investments in money market instruments. Cash and cash equivalents included in the cash flow statement are comprised solely of balances with banks.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

3.   ACQUISITIONS

2000 Acquisitions

     On August 1, 1999 Brocker Technology Group (NZ) Limited acquired Tech Support Limited for a total cash consideration of $33,831 (NZ$45,000). Tech Support Limited offers technical support and advice to a wide range of customers in Auckland, New Zealand.

     No additional amounts are payable in respect to this acquisition. The purchase price may, however, be reduced in the event certain warranties made by the Vendors do not eventuate.

     The acquisition has been accounted for using the purchase method. Net assets acquired and consideration paid are as follows:

                                                  2000
                                                     $
     Net current assets                         37,470
     Capital assets                              9,555
     Net current liabilities                   (22,822)
     Goodwill attributed                         9,628
                                               -------
     Consideration paid                         33,831
                                               =======


1999 Acquisitions

Pritech Corporation Limited

     On May 15, 1998 Brocker Technology Group (NZ) Limited acquired Pritech Corporation Limited ("Pritech") for an initial cash consideration of $207,609 (NZ$265,620). Pritech is principally involved with software consultation and knowledge management. Pritech is a Lotus Premium Partner whose target market is enterprise and government customers in New Zealand and Australia.

     The maximum purchase price payable is based on the profit earned by the company for the year ended September 30, 1998 at a four times multiple. Additional consideration, however, is only payable based on the cash earned, as defined, by Pritech for the years ended September 30, 1999 to 2000, being the earn out period. That is the maximum price must be subsequently earned by Pritech, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                  1999
                                                     $
     Net current assets                        472,515
     Capital assets                             51,987
     Net current liabilities                  (316,893)
     Goodwill attributed                            --
                                              --------
     Consideration paid                        207,609
                                              ========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


3.   ACQUISITIONS (Continued)

     1999 Acquisitions (Continued)

1 World Systems Limited (formerly Microchannel Limited)

     On June 16, 1998 Brocker Technology Group (NZ) Limited acquired 1 World Systems Limited ("1 World") for an initial consideration of $81,091 (NZ$103,750). 1 World is principally involved with the distribution, implementation and support of accounting software.

     The maximum purchase price payable is based on the profit earned by 1 World for the year ended March 31, 1999 at a four times multiple. Additional consideration, however, is only payable based on the cash earned, as defined, by 1 World for the years ended March 31, 2000 to 2001, being the earn out period. That is the maximum price must be subsequently earned by 1 World, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                 1999
                                                    $

     Net current assets                       281,790
     Capital assets                            43,341
     Net current liabilities                 (182,365)
     Term liabilities                         (61,675)
     Goodwill attributed                           --
                                             --------
     Consideration paid                        81,091
                                             ========

     Additional future consideration will be added to goodwill when it becomes determinable. Additional goodwill of $207,411 has been recognised in respect of shares determined to be issuable as at March 31, 2000.

     QSoft Pty Limited

     On February 8, 1999 Sealcorp Australia acquired the net assets of QSoft Pty Limited ("Qsoft") for a cash consideration of $142,170 (AUD$150,000). QSoft is a Software Distribution company based in Brisbane Australia.

     The net assets acquired were valued at their fair value, and as a result no goodwill arose on acquisition.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

3    ACQUISITIONS (Continued)

     Motorola Service Contract

     During March 1999 Industrial Communications Service Limited acquired the net assets of a division of Hart Candy in order to fulfil the requirements of the Motorola Service contract awarded to the company.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                1999
                                                   $
     Net current assets                        8,774
     Capital assets                           55,677
     Net current liabilities                 (16,595)
     Goodwill attributed                      47,856
                                             -------
     Consideration paid                       95,712
                                             =======

1998 Acquisitions

Powercall Technologies Limited

     On May 10, 1997 Brocker Technology Group (NZ) Limited acquired the net assets of Powercall Limited and Powercall Services Limited for an initial cash consideration of $3,581 (NZ$4,948) and 27,440 common shares. Powercall Technologies Limited is principally involved with the design and development of telecommunication systems.

     Total purchase price of the entity is based on the lesser of a four times multiple of the cumulative cash earned by the company for the years ended March 31, 1998 to 2001 or a twelve times multiple of the profit for the year ended March 31, 2001. The purchase price is limited to a maximum of $14.4 million (NZ$20m). An additional one year is then allowed for this price to be earned out by the company. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                  1998
                                                     $
     Capital assets                            180,582
     Net current liabilities                  (124,556)
     Goodwill attributed                         7,535
                                              --------
     Consideration paid                         63,561
                                              ========

     On November 30, 1998 an additional 98,416 shares were issued in relation to the acquisition of Powercall, with an attributable value of $172,228. As at March 31, 2000 there were 103,422 shares due to be issued. These shares have been valued $152,030 being the market value of these shares as at June 30, 1999 being the date the conditions for their issue were met.

     Additional future consideration will be added to goodwill when it becomes determinable.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

3    ACQUISITIONS (Continued)

     Easy PC Computer Rentals Limited

     On July 10, 1997 Brocker Technology Group (NZ) Limited acquired Easy PC Computer Rentals Limited for an initial cash consideration of $51,522 (NZ$71,183) and 8,128 common shares. In addition an advance on the final price was paid to the previous shareholders of $108,570 (NZ$150,000). This amount is repayable to the Company based on the earn out details below, and is included within prepaid expenses and deposits. Easy PC Computer Rentals Limited is involved in the rental of computer equipment.

     The maximum purchase price payable is based on the profit earned by the company for the year ended March 31, 1998 at a four times multiple. Additional consideration, however, is only payable based on the cash earned by the company for the years ended March 31, 1999 to 2000, being the earn out period. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                             1998
                                                                $
     Capital assets                                       248,576
     Rental assets, externally financed (Note 7)        1,452,174
     Rental finance liability (Note 7)                 (1,452,174)
     Net current liabilities                             (253,602)
     Goodwill attributed                                   73,846
                                                       ----------
     Consideration paid                                    68,820
                                                       ==========

     On December 31, 1998 an additional 94,782 shares were issued in relation to the acquisition of Easy-PC Computer Rentals Limited, with an attributable value of $165,869.

     Additional future consideration will be added to goodwill when it becomes determinable.

     Image Craft Limited

     On December 24, 1997 Brocker Technology Group (NZ) Limited acquired Image Craft Limited and its subsidiary company Parrilott Pty Limited for an initial cash consideration of $361,900 (NZ$500,000).

     Image Craft Limited and Parrilott Pty Limited are principally involved in the design and implementation of image processing and storage equipment for the photographic industry.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                             1998
                                                                $
     Net current assets                                    65,648
     Capital assets                                       278,372
     Goodwill attributed                                   46,780
                                                          -------
     Consideration paid                                   390,800
                                                          =======

     The maximum purchase price payable was to be based on the profit earned by the company for the year ended March 31, 1998 at a four times multiple. However, during the year an additional consideration of $115,110 (NZ$159,036) was accrued in relation to the final settlement.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


4.   CAPITAL ASSETS                                  2000
                                  ----------------------------------------------
                                       Cost       Accumulated     Net Book Value
                                                 Depreciation

     Land (Note 8a)                 564,564                --            564,564

     Buildings (Note 8a)          2,559,064           110,494          2,448,570

     Office equipment
     - leased                         1,918               782              1,136
     - non-leased                   448,460           258,070            190,390

     Vehicles
     - non-leased                    99,096            59,655             39,441

     Furniture and fixtures
     - non-leased                   424,424           223,068            201,356

     Computer hardware
     -leased                         34,163            21,010             13,153
     -non leased                  1,666,874           962,961            703,913
     -held for rental             1,220,305           850,910            369,395


     Computer software              774,687           172,898            601,789

     Plant and Equipment            290,917           183,381            107,536

     Leasehold improvements         103,493            36,884             66,609
                                  ----------------------------------------------
                                  8,187,965         2,880,113          5,307,852
                                  ==============================================

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

4.       CAPITAL ASSETS (Continued)                   1999
                                   --------------------------------------------
                                         Cost      Accumulated   Net Book Value
                                                  Depreciation

     Land (Note 8a)                   622,128               --          622,128

     Buildings (Note 8a)            2,684,411           37,860        2,646,551

     Office equipment
     - leased                          72,260           31,036           41,224
     - non-leased                     368,147          184,704          183,443

     Vehicles
     - leased                         105,285           69,380           35,905
     - non-leased                     107,222           45,302           61,920

     Furniture and fixtures
     - leased                          37,456            8,317           29,139
     - non-leased                     464,038          172,221          291,817

     Computer hardware
     - non-leased                   1,750,998          901,607          849,391
     - held for rental                830,688          369,218          461,470

     Computer software                156,292           88,467           67,825

     Plant and Equipment              316,838          161,297          155,541

     Leasehold improvements           147,402           42,688          104,714
                                   --------------------------------------------
                                   $7,663,165       $2,112,097       $5,551,068
                                   ============================================

5.   DEFERRED DEVELOPMENT COSTS

                                                                       2000          1999
                                                                          $             $

     Development costs deferred as at March 31,                   1,252,368       521,428

     Development costs deferred during the year ended March 31      841,771       883,295
                                                                 ----------    ----------
                                                                  2,094,139     1,404,723

     Amortised as at March 31,                                     (500,518)     (152,355)
                                                                 ----------    ----------

     Development costs deferred as at March, 31                   1,593,621     1,252,368
                                                                 ==========    ==========


     Development costs deferred principally relate to the development of software applications.

     Management has reviewed the status of the projects to which deferred development costs relate and are satisfied that the recovery of such costs is reasonably assured. However the eventual recovery of these costs is ultimately dependent on actual sales volumes being achieved in subsequent periods and as such recovery is not certain.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

6.   INVESTMENTS

     INVESTMENT IN ASSOCIATED COMPANY

     During 1998 Brocker Technology Group (NZ) Limited took a 20% founding shareholding in Highway Technologies Limited. This company has developed new technology capable of providing transport and highway management, operation and funding solutions. The Board of Highway Technologies Limited has identified other sources of revenue in order to reduce the amount owing to Brocker Technology Group Limited. These sources include the provision of financial and technical consulting services to parties external to the Group.

     In addition to the investment, Brocker Technology Group (NZ) Limited has entered an agreement to loan Highway Technologies Limited funds during the company's establishment phase up to a maximum of $1,085,700. Interest is payable on these funds at 30% per annum. As at March 31, 2000 amounts advanced to Highway Technologies Limited amounted to $1,001,270 ($689,523,
     1999). No interest has been recorded on the loan for the current year (nil,
     1999).

                                                                        2000          1999
     Carrying value of investment                                          $             $

     Initial cost of investment                                       87,366        87,366
     Amounts owing from associate                                  1,001,270       689,523
     Equity accounted losses to date                                (255,636)     (172,456)
                                                                  ----------    ----------

                                                                     833,000       604,433
                                                                  ==========    ==========

     The financial position of Highway Technologies Limited as at March 31, is represented as follows:

     Net Current Assets*                                                 127         3,718
     Net Current Liabilities (including amounts owing to
     Brocker Technology Group Limited inclusive
     of accrued interest)                                         (1,124,060)     (803,523)
                                                                  ----------    ----------

     Net Liabilities                                              (1,123,933)     (799,805)
                                                                  ==========    ==========


     *    All research and development expenditure has been expensed.

     Management has assessed the recoverability of the funding loan to Highway Technologies Limited, which is ultimately dependent on the future revenue stream of the software technology under development and the revenue stream from consultancy services, and are satisfied on the basis of the current status of the projects concerned that no impairment provision is required as at March 31, 2000. Management will continue to assess the need for an impairment provision in light of the actual revenues generated.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


7.   RENTAL FINANCE LIABILITY

     Easy PC Computer Rentals Limited,  a subsidiary of Brocker Technology Group
     (NZ) Limited, acts as an intermediary between an independent finance company, which arranges finance for the purchase of equipment, and its customers.

          During March 1999 Easy PC Computer Rentals Limited renegotiated its Rental Recourse Dealer Deed, with the independent finance company, to ensure that all significant risk of recourse from the individual finance agreements was transferred to the independent finance company. Due to the renegotiation the Group risk of recourse as at March 31, 2000 is limited to $109,364 ($167,245, 1999).

          During 2000 arrangements were agreed with the independent finance company to ensure all subsequent agreements had no recourse.

          Included within the 1999 financial statements is revenue of $910,550 ($1,075,944, 1998) in relation to income earned on these leases during the year up to the date of the renegotiation with a corresponding depreciation expense of $736,995 ($870,855, 1998) and interest charges of $173,555
     ($205,089, 1998).

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

8.   INDEBTEDNESS

                                                                      2000           1999
                                                                         $              $

     a)   Long Term Debt

          Mortgage finance liability, payable in New Zealand     1,975,527      2,357,142
          Dollars, with a current interest rate of 7.66%,
          Collateralised by land and buildings situated
          at 17 Kahika Road, Beachaven, Auckland,
          payable over 10 Years

          Less:  Current portion                                  (171,561)      (183,352)
                                                               -----------    -----------

                                                                 1,803,966      2,173,790

          Capital lease obligations payable in New
          Zealand dollars, with interest rates ranging from
          6.6% to 14.5% per annum, collateralised by related
          assets, payable over 1 to 3 years                         49,567         91,632

          Less:  Current portion                                   (31,970)       (36,676)
                                                               -----------    -----------

          Capital lease obligations payable over 1 year             17,597         54,956

          Unsecured Term Liability, repayable in NZ$                50,666         55,832
                                                               -----------    -----------

                                                               $ 1,872,229    $ 2,284,578
                                                               ===========    ===========

The total interest expense for the year in relation to long term debt, was $158,104 ($258,957, 1999, $207,048, 1998).

          Capital lease obligations are repayable as follows:
                   2000                                                 --         36,676
                   2001                                             31,970         36,821
                   2002                                             17,597         18,135
                                                               -----------    -----------

                                                               $    49,567    $    91,632
                                                               ===========    ===========


          b)   Mortgage Finance Liability                      $ 1,975,527    $ 2,357,142
                                                               ===========    ===========

               On October 1,1998 Brocker Technology Group (NZ) Limited purchased new premises in Auckland, New Zealand. The purchase price of $2,460,920 (NZ$3,400,000) was financed by mortgage finance of $2,203,971 (NZ$3,045,000). As at March 31, 2000 the amount remaining outstanding was $1,975,527, (1999, $2,357,142) and is repayable as follows:

                                                                      2000           1999
                                                                         $              $

               In less than 1 year                                 171,561        183,352
               1 to 2 years                                        185,174        196,080
               2 to 3 years                                        199,867        209,691
               3 to 4 years                                        215,726        224,247
               4 to 5 year                                         232,844        239,813
               5 years and over                                    970,355      1,303,959
                                                               -----------    -----------
                                                                 1,975,527      2,357,142
                                                               ===========    ===========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


8.   INDEBTEDNESS (Continued)


     c)   Financing Facility                $7,502,880      $3,213,122
                                            ==========      ==========

          During the year ended March 31, 2000 Sealcorp Computer Products Limited, Sealcorp Telecommunications Group Limited and Sealcorp Australia Pty Limited (all subsidiaries of the company) have successfully renegotiated their financing arrangements. A new NZ$20 million financing facility, secured by a registered first debenture on the assets and undertakings of these companies, replaces the previous facility of similar terms, which was terminated during the period. The current interest rate on this facility is 6.65%.


9.   SHARE CAPITAL

     a)   Authorised

               Unlimited number of common shares
               Unlimited number of Preferred Shares
               10,000,000 Series A Preferred Shares
                   6 1/2% cumulative

     Issued and outstanding                       2000            1999
                                                     $               $

               Common shares                 7,428,680       3,353,490
               Series A Preferred                   --       2,450,000
               Warrants Issued              16,110,000              --
               Shares to be issued             359,441              --


               Less:  Share issue costs     (2,136,051)        (41,769)
                                          ------------    ------------

                                          $ 21,762,070    $  5,761,721
                                          ============    ============

     As at March 31, 2000 963,902 shares were being held in escrow pursuant to Escrow Agreements which provide for the release of such shares on a performance basis. In the prior year 963,602 shares were held in escrow.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


9.   SHARE CAPITAL

     b)   Share Transactions

                                                          2000                            1999
               Common Shares                      Shares          Amount          Shares          Amount

          Shares outstanding  - at March
          31,                                 12,125,854       4,937,365      11,704,554       4,214,324

          Issue of shares for acquisition
          of 1World Systems Ltd (formerly
          Microchannel Ltd)                       46,337          81,090              --              --

          Issue of shares for acquisition
          of Powercall Technologies
          Limited (Note (ii))                         --              --         284,733         498,283

          Issue of shares for acquisition
          of Easy PC Computer Rentals
          Limited (Note (iii))                        --              --         111,567         195,258

          Conversion of Preference shares      1,884,613       2,450,000              --              --

          Exercise of share warrants                  --              --          25,000          29,500

          Exercise of stock options              177,000         261,600              --              --

          Shares issued pursuant to July       1,000,000       1,070,000              --              --
          private placement

          Other shares issued                     25,000         212,500              --              --
                                            ------------    ------------    ------------    ------------

          Shares issued - at March 31,        15,258,804       9,012,555      12,125,854       4,937,365

          Acquisition shares held in
          escrow (Note( i) and (iii))           (963,602)     (1,583,875)       (963,602)     (1,583,875)
                                            ------------    ------------    ------------    ------------

          Shares outstanding - at March
          31,                                 14,295,202       7,428,680      11,162,252       3,353,490

          Shares issuable in relation to
          Warrants (Note 9(b))                 3,780,000      16,110,000              --              --
                                            ------------    ------------    ------------    ------------

          Shares and warrants outstanding
          - at March 31,                      18,075,202    $ 23,538,680      11,162,252    $  3,353,490
                                            ============    ============    ============    ============

          (i) During 1998 share script was issued in respect of the acquisition of Industrial Communications Service Limited. These shares (760,500) are currently held in escrow and are only released as earn-out provisions are achieved. As at March 31, 2000 no earn-out amounts have been determined, resulting in a prescribed value of nil.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

9.   SHARE CAPITAL (Continued)

     b)   Share Transactions (Continued)

          (ii) During 1999 shares were issued, at $1.75, in relation to the acquisition of Powercall Technologies Limited in respect to earn-out targets that were achieved. (Note 3).

               As at March 31, 2000 186,317 of these shares were being held in escrow.

         (iii) During 1999 additional shares were issued, at $1.75 in relation to the acquisition of Easy PC Computer Rentals Limited in respect to earn-out targets that were achieved. (Note 3)

               As at March 31, 2000 16,785 of these shares were being held in escrow.

          (iv) During the year 46,337 shares were issued at $1.75 in relation to the acquisition of 1 World Systems Limited (Note 3).

                                                      2000                       1999
             Preferred Shares                  Shares        Amount        Shares       Amount

          Series A shares outstanding at
          March 31,                         2,450,000     2,450,000     2,450,000    2,450,000

          Converted to Common Shares       (2,450,000)   (2,450,000)           --           --
                                           ----------    ----------    ----------   ----------

          Series A shares outstanding at
          March 31,                                --            --     2,450,000   $2,450,000
                                           ==========    ==========    ==========   ==========


               In 1995 the Company acquired Brocker Investment (NZ) Limited and a liability was established in the accounts for the purchase consideration. In 1996 the liability was satisfied by the issuance of Series A preferred shares.

          During the year 2,450,000 shares were converted to common shares.

          During the year a dividend was paid at 6.5% of preferred shares outstanding at September 30, 1999.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

9.   SHARE CAPITAL (Continued)

     b)   Share Transactions (Continued)

          Warrants
                                                   2000
          Warrants outstanding at March 31,      Number         Amount

          First Special Warrants              1,800,000      4,860,000
          Second Special Warrants             1,800,000     11,250,000
          Other Warrants                      1,000,000             --
          Agents Warrants                       486,000             --
          Agents Options                        228,400             --
                                              ---------     ----------

                                              5,314,400     16,110,000
                                              =========     ==========


          The first private placement occurred on December 15, 1999 and consisted of the issuance of 1,800,000 Special Warrants (the "First Special Warrants") at a price of $2.70 per First Special Warrant. This entitled the holder thereof to acquire one Common Share and one Half Warrant, at no additional cost, at any time until 4:00 p.m. (Edmonton time) (the "First Expiry Time") on the earlier of:

               (i) five days after the date the Company receives a receipt from the Alberta Securities Commission for the filing of a prospectus; and

               (ii) December 15, 2000.

          Two  Half  Warrants   entitle  the  holder  thereof  to  purchase  one
          additional Common Share at a price of $3.15 per Common Share on or before June 15, 2001.

     The First Special Warrants will be deemed to have been exercised at the First Expiry Time .

          The second private placement of Special Warrants occurred on January 21, 2000 and consisted of the issuance of 1,800,000 Special Warrants (the "Second Special Warrants") at a price of $6.25 per Second Special Warrant. Each Second Special Warrant entitles the holder thereof to acquire 1.1 Common Shares, at no additional cost, at any time until 4:00 p.m. (Edmonton time) (the "Second Expiry Time") on the earlier of:

               (i) the fifth day following the date upon which a receipt for the final prospectus is issued by the securities commission in each of the provinces of Alberta, British Columbia and Ontario (the "Filing Provinces"); and

               (ii) January 21, 2001, subject to adjustment in certain events.

          Any Second Special Warrant not exercised prior to the Second Expiry Time shall be deemed to have been exercised at the Second Expiry Time.

     Other warrants were created as part of the private placement that was undertaken in June 1999. These warrants entitles the holder thereof to acquire 1,000,000 Common Shares, at the cost of $1.25 per Common Share, and expire on January 16, 2002.

          In addition to the fee paid in connection with the offering of the First Special Warrants, the Company also granted Finders' Warrants to acquire 486,000 Common Shares at a price of $3.15 per share on or before June 15, 2001.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


9.   Share Transactions (Continued)

     Warrants (Continued)

          In addition to the Agent's and Sub-Agents', fee, the Company has also granted to the Agent an option entitling the Agent to acquire a further option exercisable to acquire in the aggregate 200,000 Common Shares of the Company at a price of $6.25 per Common Share until January 21, 2002, and granted to the Sub-Agents an option to acquire an aggregate of 28,400 Common Shares at a price of $6.25 per share until January 21, 2002.

          As at March 31, 2000 no Agents Warrants or Options had been exercised.

          Shares to be issued

          At March 31, 2000 there were 103,422 shares due to be issued in relation to the earn out of Powercall Technologies Limited. These shares have been valued $1.47 being the market value of these shares as at June 30, 1999 being the date the conditions for their issue were met.

          Also at March 31, 2000 there were 17,652 shares due to be issued in relation to the earn out of 1World Systems Limited. These shares have been valued at $11.75, being the market value of these shares as at March 31, 2000 being the date the conditions for their issue were met.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

9.   SHARE CAPITAL (Continued)

     c)   Unexercised Options

                                                       2000                 1999

          Options outstanding at March 31,      889,000    $1.56      769,000    1.57

          Granted                               696,000    $6.36      120,000   $1.50

          Exercised                            (177,000)   $1.48           --      --

          Forfeited                             (90,000)   $1.46           --      --
                                             ----------------------------------------

          Options outstanding at March 31,    1,318,000    $4.11      889,000   $1.56
                                             ========================================

          As at March 31, 2000 all outstanding options are able to be exercised.

          Options held by the Directors of the Company (387,000, 1999) are as follows:

          ---------------------------------------------------------------
            Number of options        Exercise price         Expiry date
          ---------------------------------------------------------------
                 350,000                 $11.25              02/29/05
          ---------------------------------------------------------------
                 145,000                  $1.18              01/12/01
          ---------------------------------------------------------------
                  57,000                  $1.31              01/12/01
          ---------------------------------------------------------------
                  30,000                  $1.90              11/20/02
          ---------------------------------------------------------------
                  50,000                  $1.50              11/30/03
          ---------------------------------------------------------------
                 118,000                  $1.41              07/02/04
          ---------------------------------------------------------------

          Options  are held by  employees  of the Group as  follows  (502,000  -
          1999):

          ---------------------------------------------------------------
            Number of options         Exercise price        Expiry date
          ---------------------------------------------------------------
                 228,000                  $1.41              07/02/04
          ---------------------------------------------------------------
                 300,000                  $1.90              11/20/02
          ---------------------------------------------------------------
                  40,000                  $1.18              01/12/01
          ---------------------------------------------------------------

     There are no criteria that need to be met before the Options can be exercised by the holder. Options are forfeited in the event the holder ceases to be a Director or employee of the Company or one of its subsidiaries.

     d)   Earnings Per Common Share

          Earnings per share has been calculated on the basis of the weighted average number of common shares outstanding for the year. Net income has been adjusted for dividends paid on preferred shares of $152,743 ($163,322, 1999 and $195,000, 1998).

                                                              2000           1999          1998
          --------------------------------------------------------------------------------------

          Weighted average number of shares             13,756,593     11,012,887    10,516,318

          Net (loss)/income attributable to
          shareholders after deduction of preference      (581,771)       351,492       601,816
          dividends

          Basic (loss)/earnings per share                   ($0.04)         $0.03         $0.06


     For the current, and previous, financial year the effect on earnings per share of the exercise of outstanding options and conversion of preferred shares, for the calculation of fully diluted earnings per share, is anti-dilutive.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


10.  INCOME TAX

     Income tax expense attributable to income from earnings was $(2,824), $272,991 and $506,067 for the years ended March 31, 2000, 1999 and 1998, respectively, and differed from the amounts computed by applying the Canadian income tax rate to pretax income from continuing operations as a result of the following:

                                                            2000        1999        1998
                                                             $           $           $
     Expected income tax expense calculated at the
     Statutory Rate on Earnings before Taxation            (192,606)    346,635     583,691

     Income tax expense
        Amortisation of goodwill                            123,311     114,487      95,497
        Adjustment for foreign tax rates                     41,322    (109,765)   (203,497)
        Other                                                25,149     (78,366)     30,775
                                                           --------    --------    --------

                                                             (2,824)    272,991     506,067
                                                           ========    ========    ========

     Total income tax expense is made up of:

     Current taxation expenses                               17,775     180,380     648,116
     Future taxation expenses                               (20,599)     92,611    (142,049)
                                                           --------    --------    --------

                                                             (2,824)    272,991     506,067
                                                           ========    ========    ========


     The significant components of future income tax expense attributable to income from continuing operations for the years ended March 31, 2000, 1999 and 1998 are as follows:

     Future tax expense (exclusive of the effects of
     other components below)                                (20,599)     92,611    (142,049)

          Adjustments to future tax assets and
          liabilities for enacted changes in laws and
          rates                                                  --          --          --

          Increase (decrease) in beginning-of-the-year
          balance of the valuation allowance for future
          tax assets                                             --          --          --
                                                           --------    --------    --------

                                                            (20,599)     92,611    (142,049)
                                                           ========    ========    ========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


10.  INCOME TAX (Continued)

     The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at March 31, 2000 and 1999 are presented below.

                                                              2000            1999
                                                               $               $

     Future tax assets:
          Accounts receivable principally due to
          allowance for doubtful accounts                      77,436         99,596

          Inventories, principally due to allowance for
          obsolescence                                        136,695         93,277

          Compensated absences, principally due to
          accrual for financial reporting purposes            205,935        157,570

          Share issue costs                                   952,679             --

          Net operating loss carry forwards                   345,291             --

          Other                                                13,304         15,729
                                                          -----------    -----------

     Total gross future tax assets                          1,731,340        366,172

     Less valuation allowance                                (952,679)            --
                                                          -----------    -----------

     Net future tax assets                                    778,661        366,172
                                                          ===========    ===========



     Future tax liabilities:
     Plant and equipment, due to differences in
     depreciation                                             (85,077)       (55,902)
                                                          -----------    -----------

     Total future tax liability                              $(85,077)      $(55,902)
                                                          ===========    ===========

     In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     Management considers the scheduled reversal of future tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the future tax asset, the Company will need to generate future taxable income. Based upon the level of historical taxable income and projections for future taxable income over the periods which the future tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible assets. The amount of the future tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

     At March 31, 2000, the Company has operating losses which are available to offset future taxable income, in New Zealand, subject to minimum continuity of shareholding tests.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998

11.  RELATED PARTY TRANSACTIONS

     a) During the year, the Group provided an interest free short-term advance to the Chief Executive Officer of the Company. The balance outstanding at March 31, 2000 was $4,230 ($4,663, 1999). This balance is included in other receivables.

     b) The Chief Executive Officer of the Company, as at March 31, 2000, held no (923,453, 1999) preferred shares on which a dividend of $60,024 ($60,783 1999 ) was paid during the year. All preferred shares previously held were converted to 710,348 common shares during the period.

     c) Directors of the Company have exercised stock options. The funds required to exercise these options have been loaned to the Directors by Brocker Technology Group (NZ) Limited.

          As at March 31, 2000 the amount  outstanding  was $540,115  ($749,375,
          1999). The current market value of the shares, held as security over these loans is in excess of $3.8 million ($1.6 million, 1999). Interest of $17,066 ($16,692, 1999) was charged during the year. This balance is included in other receivables. The maximum amount outstanding during the year in respect of these loans was $749,375.

          The loan to each Director is repayable on demand or within 30 days of the individual ceasing to be a Director of the Company or one of its subsidiaries. The beneficial ownership of the shares are held as security over the loan, and the Company retains the right to either sell or cancel the shares to settle any outstanding amounts and the employee may not sell or transfer the shares prior to settlement of the amounts outstanding.

          All loans to directors and officers of the company are full recourse loans

     d) Directors, of various subsidiary companies, have advances owing to the Group as at March 31, 2000 totaling $182,501. In all cases these Directors were shareholders of the subsidiary prior to acquisition by Brocker Technology Group (NZ) Limited. No interest is charged on the amounts outstanding and the balance is included in other receivables.

     e) During the year to March 31, 2000 payments of $39,186 have been made to Chamberlain Hutchinson the Company's Canadian based legal advisor. During the year Andrew Chamberlain, a Principal/Partner of Chamberlain Hutchinson, was appointed a Director of the Company.

     f) A number of Group companies transact business with each other on a regular basis. These transactions are entered into on normal commercial terms and are eliminated on consolidation. See Note 13 for Intersegment revenues.

     Unless otherwise stated the maximum amount outstanding during the year was the balance at March 31, 2000 or March 31, 1999.

12.  EMPLOYEE SHARE OWNERSHIP PLAN

     In November 1996 the Company established a plan to enable a number of senior management employees to acquire stock options in the Company. Brocker Technology Group (NZ) Limited has provided financial assistance to some of these employees to exercise the options offered.

     The loan to each employee is repayable on demand or within 30 days of the individual ceasing to be an employee of the Company or one of its subsidiaries. The beneficial ownership of the shares are held as security over the loan, and the Company retains the right to either sell or cancel the shares to settle any outstanding amounts and the employee may not sell or transfer the shares prior to settlement of the amounts outstanding.

     As at March 31, 2000 the amounts outstanding in respect of these shares amounted to $86,939 ($84,297, 1999) and is included within other receivables. Interest of $11,167 ($13,729, 1999) was charged on these loans during the year. The current market value of the shares held as security is in excess of $2.35million ($600,000, 1999).

     The maximum amount outstanding during the year was $86,939 ($130,855, 1999)

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


13.  SEGMENTED OPERATIONS

     The Group operates in two geographical segments, New Zealand and Australia. The Canadian operations shown relate to administrative items only.

     The reporting of all business segments is consistent with those reported in the prior year, including Vendor Services and Application Hosting which have been renamed to better reflect the operations of the segments.

     -------------------------------------------------------------------------------------------
     2000      ($)                         Canada     New Zealand       Australia          Total
     -------------------------------------------------------------------------------------------
     Sales                                     --      86,851,142      49,471,791    136,322,933
     -------------------------------------------------------------------------------------------
     Intersegment revenue                      --              --              --             --
     -------------------------------------------------------------------------------------------
     Net profit/(loss)                         --      (1,000,852)        571,824       (429,028)
     -------------------------------------------------------------------------------------------
     Depreciation and amortisation             --       1,615,994         166,489      1,782,483
     -------------------------------------------------------------------------------------------
     Net interest expense                 (67,056)        948,337         241,305      1,122,586
     -------------------------------------------------------------------------------------------
     Identifiable assets                6,796,721      42,633,492      12,098,342     61,528,555
     -------------------------------------------------------------------------------------------
     Capital asset expenditure                 --         936,416         150,464      1,086,880
     -------------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------------
     1999      ($)                         Canada     New Zealand       Australia          Total
     -------------------------------------------------------------------------------------------
     Sales                                     --     109,887,630      23,415,010    133,302,640
     -------------------------------------------------------------------------------------------
     Intersegment revenue                      --          18,058         (18,058)            --
     -------------------------------------------------------------------------------------------
     Net profit/(loss)                         --         204,103         310,711        514,814
     -------------------------------------------------------------------------------------------
     Depreciation and amortisation             --       1,894,449         116,254      2,010,703
     -------------------------------------------------------------------------------------------
     Net interest expense                      --       1,270,935         138,252      1,409,187
     -------------------------------------------------------------------------------------------
     Identifiable assets                       --      41,473,664       9,269,733     50,743,397
     -------------------------------------------------------------------------------------------
     Capital asset expenditure                 --       4,439,113         324,768      4,673,881
     -------------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------------
     1998      ($)                         Canada     New Zealand       Australia          Total
     -------------------------------------------------------------------------------------------
     Sales                                     --      57,281,848      13,529,374     70,811,220
     -------------------------------------------------------------------------------------------
     Intersegment revenue                      --              --              --             --
     -------------------------------------------------------------------------------------------
     Net profit/(loss)                    (33,001)      1,208,407        (378,590)       796,816
     -------------------------------------------------------------------------------------------
     Depreciation and amortisation             --       1,629,985          62,600      1,692,585
     -------------------------------------------------------------------------------------------
     Net interest expense                      --         584,070          84,775        668,845
     -------------------------------------------------------------------------------------------
     Identifiable assets                       --      29,923,977       2,575,194     32,499,171
     -------------------------------------------------------------------------------------------
     Capital asset expenditure                 --       1,007,960          37,159      1,045,119
     -------------------------------------------------------------------------------------------

     The Group principally operates in four industry segments, being the divisions by which the Group is managed, as follows:

          o Distribution and sale of computer and telecommunications hardware and software ("Vendor Services");

          o    The hosting of client  hardware and software  services  including
               the   provision  of  technical   support  and  services  for  the
               Technology Industry ("Application Hosting");

          o    Software   application   design  and  development   ("Application
               Development") ; and

          o Provision of professional consulting services ("Professional Services").

     The   corporate   services   operation   shown   relates  to  the   Group's
     administrative functions in New Zealand, Australia, and Canada.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


13.  SEGMENTED OPERATIONS (Continued)


     ------------------------------------------------------------------------------------------------------------------
                                Vendor       Application     Application    Professional     Corporate
     2000    ($)               Services        Hosting       Development      Services        Services         Total
     ------------------------------------------------------------------------------------------------------------------
     Sales                   126,697,563      2,687,771       1,406,155       5,528,550           2,901     136,322,940
     ------------------------------------------------------------------------------------------------------------------
     Intersegment revenue        673,636        (44,729)         (6,470)       (622,437)             --              --
     ------------------------------------------------------------------------------------------------------------------
     Net profit/(loss)         1,814,532       (154,154)     (1,108,803)       (664,677)       (315,926)       (429,028)
     ------------------------------------------------------------------------------------------------------------------
     Depreciation and            142,913         50,341         552,218         366,206         670,805       1,782,483
     amortisation
     ------------------------------------------------------------------------------------------------------------------
     Net interest expense        803,957         43,118         319,984         165,278        (209,751)      1,122,586
     ------------------------------------------------------------------------------------------------------------------
     Identifiable assets      39,882,005        667,427       1,536,333       2,193,936      17,248,854      61,528,555
     ------------------------------------------------------------------------------------------------------------------
     Capital asset                81,880         43,455           9,326         548,342         403,877       1,086,880
     expenditure
     ------------------------------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------------------------------
                                Vendor       Application     Application    Professional     Corporate
     1999    ($)               Services        Hosting       development      Services        Services         Total
     ------------------------------------------------------------------------------------------------------------------
     Sales                   124,995,192      2,661,745       2,124,378       3,519,855           1,470     133,302,640
     ------------------------------------------------------------------------------------------------------------------
     Intersegment revenue        465,306        (38,691)        (62,525)       (364,090)             --              --
     ------------------------------------------------------------------------------------------------------------------
     Net profit/(loss)         3,137,297         54,278        (407,056)        (65,010)     (2,204,695)        514,814
     ------------------------------------------------------------------------------------------------------------------
     Depreciation and
     amortisation              1,257,971         82,843         330,630          37,252         302,007       2,010,703
     ------------------------------------------------------------------------------------------------------------------
     Net interest expense      1,206,905         33,225         126,465           8,651          33,941       1,409,187
     ------------------------------------------------------------------------------------------------------------------
     Identifiable assets      49,787,311        532,667         189,390       1,100,084        (866,055)     50,743,397
     ------------------------------------------------------------------------------------------------------------------
     Capital asset
     expenditure                 835,810        185,184         170,388         126,934       3,355,565       4,673,881
     ------------------------------------------------------------------------------------------------------------------


     ------------------------------------------------------------------------------------------------------------------
                                Vendor       Application     Application    Professional      Corporate
     1998    ($)               Services        Hosting       development      Services         Services        Total
     ------------------------------------------------------------------------------------------------------------------
     Sales                    67,856,803      2,331,371         623,046              --              --      70,811,220
     ------------------------------------------------------------------------------------------------------------------
     Intersegment revenue        178,283        (12,632)       (165,651)             --              --              --
     ------------------------------------------------------------------------------------------------------------------
     Net profit/(loss)         2,555,089        (28,671)         96,344              --      (1,825,946)        796,816
     ------------------------------------------------------------------------------------------------------------------
     Depreciation and
     amortisation              1,470,999         90,513          87,274              --          43,799       1,692,585
     ------------------------------------------------------------------------------------------------------------------
     Net interest expense        540,396         70,030           2,541              --          55,878         668,845
     ------------------------------------------------------------------------------------------------------------------
     Identifiable assets      33,281,993        441,775         306,213              --      (1,530,810)     32,499,171
     ------------------------------------------------------------------------------------------------------------------
     Capital asset
     expenditure                 598,923         66,128         250,293              --         129,775       1,045,119
     ------------------------------------------------------------------------------------------------------------------

     During 2000 the group conducted business with a single customer that accounted for revenue of $23,098,677 ($23,792,150, 1999). This revenue was generated in New Zealand by the Vendor Services segment. There was no such customers in 1998.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


14.  NOTES TO CASH FLOWS STATEMENT

     a)   Reconciliation of net profit and cash flow from operating activities

                                                                      2000           1999           1998
                                                                         $              $              $

          Net Earnings for the year                     Note      (429,028)       514,814        796,816

          Add/(Less) non cash items:
          Depreciation and amortisation                          1,782,483      1,273,748        790,814
          Depreciation on rental finance liability       7              --         736,95        870,855
          Interest on rental finance liability           7              --        173,555        205,089
          Income on rental finance liability             7              --       (910,550)    (1,075,944)
          Loss of associated company                                83,180         91,330         79,953
          Loss on sale of capital assets                           443,038         78,808         17,550
          Future taxation expense                                  (20,599)        92,611       (142,049)
          Unrealised exchange (gain)/loss                               --        (22,665)       (46,558)

          Impact of changes in working capital items:
          Decrease/(Increase) in accounts receivable
            and prepayments                                        474,427     (8,913,357)    (8,109,429)
          Increase in taxation receivable                         (236,427)      (456,569)      (112,978)
          Increase in inventories                               (6,144,101)    (5,448,644)    (4,577,815)
          (Decrease)/Increase in accounts payable,
            financing facility and accrued liabilities          (1,435,425)    15,771,607     12,772,715
                                                               -----------    -----------    -----------

          Net cash flow from operating activities               (5,482,452)      2,981,64      1,469,019
                                                               ===========    ===========    ===========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


15.  FINANCIAL INSTRUMENTS

     Currency Risk

     The nature of activities and management policies with respect to financial instruments are as follows:

     i)   Currency

          The Group uses a very limited number of forward exchange contracts and currency options to hedge purchases of inventory in foreign currencies. The Group's exchange rate commitments are intended to minimise the exposure to exchange rate movement risk on the cost of the Group's products and on the price it is able to sell those products to its customers. The Group does not use foreign exchange instruments for trading or any other purpose.

          No forward exchange contracts were entered into during the current financial year (nil, 1999). During the 1998 financial year the average value of these contracts amounted to $1,232,000 and were entered as a hedge against New Zealand purchases made in Australian dollars.

     ii)  Concentration of credit risk

          In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy which is used to manage the risk. As part of this policy, limits on exposure with counterparties have been set and are monitored on a regular basis. Anticipated bad debt losses have been provided for in the allowance for doubtful accounts.

          The Group has no significant concentrations of credit risk. The Group does not consider that they require any collateral or security to support financial instruments due to the quality of financial institutions and trade debtors.

     ii)  Interest Rate Risk

          The Group has adopted a policy of ensuring that its exposure to changes in interest rates is on a floating rate basis.

     iv)  Fair Values

          The fair values of the Group's cash accounts and other receivables, bank, indebtedness, accounts payable, accrued liabilities and lease obligations approximate their carrying values given their short term nature. The carrying value of the demand debenture and capital leases, as disclosed in note 8, also approximate their fair value.

16.  COMMITMENTS

     a) Brocker Technology Group (NZ) Limited has entered into a number of acquisitions where the final acquisition price is dependent on the occurrence of future events. This contingent purchase price is calculated based on cash flow earned for a given period, and is settled by way of shares issued but held in escrow.

          Shares are released from escrow based on cash flows, as defined with each party, earned by the subsidiary over a varying number of years following acquisition, being the "earn-out" period.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


16.  COMMITMENTS (Continued)

          As at March 31, 2000 the following earn-outs were in existence.

     Subsidiary                                        Acquisition price and earn-out provisions
     ----------                                        -----------------------------------------

     Industrial Communications Service Limited         Maximum purchase price established and shares
                                                       issued  and held in  escrow  (refer  Note 9).
                                                       Earn-out based on defined cash flow earned in
                                                       financial years ended March 31, 1998 - 1999.

                                                       It is not currently envisaged that any shares
                                                       currently  held in escrow will be released in
                                                       relation to this acquisition.

     -----------------------------------------------------------------------------------------------

     Powercall Technologies Limited                    Shares  to be held  in  escrow  based  on the
                                                       lessor of four times the cumulative cash flow
                                                       earned for the years  ended March 31, 1998 to
                                                       2001 or  twelve  times  profit  for the  year
                                                       ended  March 31,  2001,  limited  to  NZ$20m.
                                                       Earn-out based on defined cash flow earned in
                                                       financial  years  ended March 31, 1998 - 2002
                                                       (Note 3).

     -----------------------------------------------------------------------------------------------

     Easy PC Computer Rentals Limited                  Shares  to be held in  escrow  based  on cash
                                                       flow  earned  for the year  ended  March  31,
                                                       1998.  Earn-out  based on  defined  cash flow
                                                       earned in  financial  years  ended  March 31,
                                                       1999 -2000 (Note 3).

                                                       It is not  envisaged  any  additional  shares
                                                       will   be   issued   in   relation   to  this
                                                       acquisition.

     -----------------------------------------------------------------------------------------------

     Pritech Corporation Limited                       Shares  to be held in  escrow  based  on cash
                                                       flow earned for the year ended  September 30,
                                                       1998.  Earn-out  based on  defined  cash flow
                                                       earned in financial years ended September 30,
                                                       1999 -2000 (Note 3).

                                                       It is not  envisaged  any  additional  shares
                                                       will   be   issued   in   relation   to  this
                                                       acquisition.

     -----------------------------------------------------------------------------------------------

     1 World Systems Limited                           Shares  to be held in  escrow  based  on cash
                                                       flow  earned  for the year  ended  March  31,
                                                       1999.  Earn-out  based on  defined  cash flow
                                                       earned in  financial  years  ended  March 31,
                                                       2001 - 2002 (Note 3).

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 2000, 1999 AND 1998


16.  COMMITMENTS (Continued)

               Based on the latest available information, the directors have estimated that the maximum number of shares that could potentially be issued, including those currently in escrow, under the earn-out agreements referred to in Note 3 and above, is 2.0 million common shares. The number of shares that will ultimately be issued is dependent upon the subsidiaries concerned achieving their respective earn-out criteria.

          b) Group companies operate from leased premises and have other obligations under operating leases requiring annual repayments as follows:

               2001                     $931,008
               2002                     $806,187
               2003                     $664,788
               Thereafter               $821,989

17.  CONTINGENT LIABILITIES

          In the general course of business disputes may arise with customers and other third parties. The Directors consider adequate provision has been made for all such instances.


18.  SUBSEQUENT EVENTS

     On June 13, 2000 the Company filed its registration document, form 20-F, with the United States Securities and Exchange Commission as part of its process to obtain a NASDAQ listing.

                         CERTIFICATE OF THE CORPORATION

July 27, 2000

     The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 8 of the Securities Act (Alberta), Part 9 of the Securities Act (British Columbia) and by Part XV of the Securities Act (Ontario) and the respective regulations and Rules thereunder.


(Signed) "Michael B. Ridgway"                 (Signed) "Richard Justice"
------------------------------                ---------------------------
Michael B. Ridgway                            Richard Justice
Chief Executive Officer                       Chief Financial Officer



                       ON BEHALF OF THE BOARD OF DIRECTORS

(Signed) "Casey J. O'Byrne"                   (Signed) "Andrew J. Chamberlain"
----------------------------                  ---------------------------------
Casey J. O'Byrne                              Andrew J. Chamberlain
Director                                      Director


                            ON BEHALF OF THE PROMOTER


                          (Signed) "Michael B. Ridgway"
                          -----------------------------
                               MICHAEL B. RIDGWAY


     The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 8 of the Securities Act (Alberta), Part 9 of the Securities Act (British Columbia) and by Part XV of the Securities Act (Ontario) and the respective regulations and Rules thereunder.

                            CERTIFICATE OF THE AGENT

July 27, 2000

     To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 8 of the Securities Act (Alberta) and by Part XV of the Securities Act (Ontario) and the respective regulations and Rules thereunder.


                         Thomson Kernaghan & Co. Limited


                         Per: (Signed) "Lionel Conacher"

The following includes the name of every person or company having an interest, either directly or indirectly, to the extent of not less than 5% in the capital of Thomson Kernaghan & Co. Limited: T.K. Holdings Inc.